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                                                                  EXHIBIT 99.1.1

                                                                  EXECUTION COPY

                              SYBARI SOFTWARE, INC.

                  SECURITIES PURCHASE AND REDEMPTION AGREEMENT

                           DATED AS OF MARCH 30, 2001

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                              SYBARI SOFTWARE, INC.

                  SECURITIES PURCHASE AND REDEMPTION AGREEMENT

                            Dated as of March 30, 2001

                                TABLE OF CONTENTS

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ARTICLE I PURCHASE AND SALE OF SECURITIES; REDEMPTION ...................................   1
     1.1 Purchase and Sale of Subordinated Debentures ...................................   1
     1.2 Purchase and Sale of Series A Redeemable Preferred Stock .......................   2
     1.3 Purchase and Sale of Series B Convertible Redeemable Preferred Stock ...........   2
     1.4 Use of Proceeds ................................................................   2
     1.5 Closing ........................................................................   3
     1.6 Options ........................................................................   3
     1.7 Distributions ..................................................................   4
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL
SHAREHOLDERS ............................................................................   4
     2.1 Organization and Corporate Power ...............................................   4
     2.2 Authorization ..................................................................   4
     2.3 Government Approvals ...........................................................   5
     2.4 Authorized and Outstanding Stock ...............................................   5
     2.5 Subsidiaries ...................................................................   6
     2.6 Financial Information ..........................................................   6
     2.7 Events Subsequent to the Date of the Financial Statements ......................   7
     2.8 Litigation .....................................................................   7
     2.9 Compliance with Laws and Other Instruments .....................................   7
     7.10 Taxes .........................................................................   8
     2.11 Real Property; Environmental Matters ..........................................  10
     2.12 Personal Property .............................................................  12
     2.13 Intellectual Property; Proprietary Rights; Employee Restrictions ..............  12
     2.14 Agreements of Directors, Officers and Employees ...............................  15
     2.15 Governmental Approvals ........................................................  16
     2.16 Contracts and Commitments .....................................................  16
     2.17 Registration Rights ...........................................................  16
     2.18 Insurance Coverage ............................................................  16
     2.19 Employee Matters ..............................................................  16
     2.20 Customers .....................................................................  18
     2.21 No Brokers or Finders .........................................................  18
     2.22 Transactions with Affiliates ..................................................  18
     2.23 Assumptions, Guarantees, etc. of Indebtedness of Other Persons ................  18
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         2.24 Federal Reserve Regulations .........................................................     18
         2.25 Restrictions on Subsidiaries ........................................................     18
         2.26 Status Under Certain Laws ...........................................................     18
ARTICLE III AFFIRMATIVE COVENANTS OF THE COMPANY ..................................................     19
         3.1 Accounts and Reports .................................................................     19
         3.2 Payment of Taxes .....................................................................     21
         3.3 Maintenance of Key Man Insurance .....................................................     21
         3.4 Compliance with Laws, etc. ...........................................................     21
         3.5 Inspection ...........................................................................     22
         3.6 Corporate Existence; Ownership of Subsidiaries .......................................     22
         3.7 Compliance with ERISA ................................................................     22
         3.8 Board Approval .......................................................................     22
         3.9 Financings ...........................................................................     23
         3.10 Meetings of the Board of Directors ..................................................     23
         3.11 Rule 144A Information ...............................................................     23
         3.12 Indebtedness ........................................................................     23
         3.13 Trading Policy ......................................................................     23
         3.14 Stay, Extension and Usury Laws ......................................................     23
         3.15 Increase Authorized Common Stock ....................................................     24
ARTICLE IV NEGATIVE COVENANTS OF THE COMPANY ......................................................     24
         4.1 Investments in Other Persons .........................................................     24
         4.2 Distributions ........................................................................     25
         4.3 Dealings with Affiliates .............................................................     25
         4.4 Merger ...............................................................................     26
         4.5 Limitation on Options ................................................................     26
         4.6 Limitation on Restrictions on Subsidiary Dividends and Other Distributions ...........     26
         4.7 No Conflicting Agreements ............................................................     26
         4.8 Change in Business ...................................................................     26
         4.9 Indebtedness .........................................................................     27
         4.10 Liens ...............................................................................     27
         4.11 Compensation; Consulting and Other Agreements .......................................     27
         4.12 Net Cash from Operations ............................................................     27
         4.13 EBITDA ..............................................................................     27
ARTICLE V INVESTMENT REPRESENTATIONS ..............................................................     27
         5.1 Representations and Warranties .......................................................     27
         5.2 Permitted Transfers; Legends .........................................................     29
ARTICLE VI SUBORDINATION OF DEBENTURES ............................................................     30
         6.1 Agreement to Subordinate .............................................................     30
         6.2. Acceleration of Senior Debt .........................................................     30
         6.3. Insolvency, Etc. ....................................................................     31
         6.4. Payments Held in Trust ..............................................................     31
         6.5. The Company's Obligations Unconditional .............................................     31
         6.6. Subrogation Upon Payment of Senior Debt .............................................     31
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               6.7. Notice ................................................................     32
               6.8. Knowledge .............................................................     32
ARTICLE VII CONDITIONS OF PURCHASERS' OBLIGATIONS .........................................     32
               7.1 Effect of Conditions ...................................................     32
               7.2 Intentionally Omitted ..................................................     32
               7.3 Performance ............................................................     32
               7.4 Intentionally Omitted ..................................................     32
               7.5 Opinion of Counsel .....................................................     33
               7.6 Intentionally Omitted ..................................................     33
               7.7 Completion of Audit ....................................................     33
               7.8 Intentionally Omitted ..................................................     33
               7.9 Certificate of Incorporation ...........................................     33
               7.10 Consents and Waivers ..................................................     33
               7.11 Registration Rights Agreement .........................................     33
               7.12 Shareholders' Agreement ...............................................     33
               7.13 Non-Competition, Non Solicitation and Non Disclosure Agreements .......     33
               7.14 Redemption Agreement ..................................................     33
               7.15 Series A and B Preferred Stock Certificates Debentures ................     33
               7.16 Intentionally Omitted .................................................     34
               7.17 Stock Repurchase Agreement ............................................     34
               7.18 Secretary's Certificate ...............................................     34
               7.19 Management Rights Letter ..............................................     34
               7.20 FIRPTA Certificate; Form W-9 ..........................................     34
               7.21 Intentionally Omitted .................................................     34
               7.22 Evidence of Cancellation of Outstanding Loans .........................     34
ARTICLE VIII CONDITIONS OF THE COMPANY'S OBLIGATIONS ......................................     34
               8.1 Effect of Conditions ...................................................     34
               8.2 Intentionally Omitted ..................................................     34
               8.3 Shareholders' Agreement ................................................     34
               8.4 Registration Rights Agreement ..........................................     34
               8.5 Performance ............................................................     35
               8.6 Consents and Waivers ...................................................     35
               8.7 Redemption Agreement ...................................................     35
ARTICLE IX DEFAULTS AND REMEDIES ..........................................................     35
               9.1 Events of Default; Acceleration ........................................     35
               9.2 Rescission of Acceleration .............................................     37
ARTICLE X SURVIVAL; INDEMNIFICATION AND LIMITS ON LIABILITY ...............................     38
               10.1 Survival of Representations and Warranties ............................     38
               10.2 Indemnification by the Principal Shareholders .........................     38
               10.3 Notice of Claim .......................................................     39
ARTICLE XI CERTAIN DEFINITIONS ............................................................     40
ARTICLE XII MISCELLANEOUS .................................................................     43
               12.1 Debenture Payments ....................................................     43
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12.2 Form, Registration, Transfer and Exchange of Debentures ........    43
12.3 Parties in Interest ............................................    44
12.4 Debentures Owned by Affiliates .................................    44
12.5 Amendments and Waivers..........................................    44
12.6 Notices ........................................................    45
12.7 Expenses .......................................................    45
12.8 Counterparts ...................................................    46
12.9 Effect of Headings .............................................    46
12.10 Governing Law .................................................    46
12.11 Certain Tax Matters ...........................................    46
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                                                               March 30, 2001

To:   The Persons listed on
      Schedule 1.1 attached hereto:

Re:   Securities Purchase and Redemption Agreement

Ladies and Gentlemen:

      Sybari Software, Inc., a New York corporation (the "Company"), and each of Robert G. Wallace, Tobias Berman, Gregory A. Tetrault and Patrick A. FitzMaurice (each a "Principal Shareholder" and collectively the "Principal Shareholders") hereby agree with you as follows:

                                    ARTICLE I

                  PURCHASE AND SALE OF SECURITIES; REDEMPTION

      1.1 Purchase and Sale of Subordinated Debentures. At the Closing (as such term and other terms are defined in Article XI), the Company will sell to you (the "Purchasers") 12% Senior Subordinated Debentures of the Company (the "Debentures") in the aggregate principal amount of $15,000,000. The Debentures shall be in the form of Exhibit A attached hereto. The Debentures shall have the following terms, and shall be entitled to the following rights and benefits:

            (a) The principal amount of the Debentures, plus all accrued, but unpaid interest thereon, shall be payable in full on the earlier of (i) the fifth anniversary of the Closing or (ii) the consummation of a Liquidity Event. The Company may prepay the Debentures in whole or from time to time in installments of not less than $50,000, without premium or penalty. Each such optional prepayment shall be preceded by two (2) Business Days' notice. At any time the Company prepays the Debentures, it shall also pay any accrued interest. Any partial prepayment of the Debentures shall be allocated among all holders of Debentures pro rata in proportion to the principal amount of the Debentures held by each.

            (b) The Debentures shall bear interest from the date of issuance until the date of payment in principal in full. Interest shall be computed on the basis of a 360 day year and the actual number of days elapsed, on the unpaid principal amount of the Debentures at the

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Applicable Interest Rate (as herein defined). Interest shall be payable on a quarterly basis after the last day of each of calendar quarter commencing on the first such date following Closing, or if any such date is not a Business Day, on the next succeeding Business Day.

            (c) The "Applicable Interest Rate" shall mean the rate of twelve percent (12%) per annum; provided, however, that if an Event of Default shall have occurred and be continuing, the Applicable Interest Rate shall increase to 15%.

            (d) All payments of principal and interest on the Debentures shall be made by the Company in lawful money of the United States in immediately available federal funds (or at the request of the holder of a Debenture by a certified or a bank check or wire transfer) on the date such payment is due.

            (e) The indebtedness evidenced by the Debentures shall be junior and subordinate in right of payment to all Senior Debt, as that term is defined in Article VI hereof.

            (f) The parties agree that the issue price of the Debentures shall be their face amount for federal income tax purposes.

      1.2 Purchase and Sale of Series A Redeemable Preferred Stock. At the Closing, the Company will sell to the Purchasers 1,000,000 shares of Series A Redeemable Preferred Stock of the Company, par value $.01 per share (the "Series A Preferred Stock"), at a price of $5.00 per share, for a total purchase price for the Series A Preferred Stock of $5,000,000. The Series A Preferred Stock shall have the rights, terms, preferences and privileges set forth in the Description of Preferred Stock attached hereto as Exhibit B.

      1.3 Purchase and Sale of Series B Convertible Redeemable Preferred Stock. At the Closing, the Company will sell to the Purchasers fifty (50) shares of Series B Convertible and Redeemable Preferred Stock of the Company, par value $.01 per share (the "Series B Preferred Stock" and, together with the Debentures and the Series A Preferred Stock, the "Securities"). The Series B Preferred Stock shall be sold at a price of $200,000 per share, for a total purchase price of $10,000,000 for the Series B Preferred Stock. The Series B Preferred Stock shall have rights powers and privileges set forth on Exhibit B attached hereto. The shares of Series A Preferred Stock and Series B Preferred Stock purchased pursuant to the foregoing shall be referred to herein as the "Purchased Shares." Shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock are herein referred to as the "Conversion Shares." Subject to
Section 3.15, the Company hereby covenants that it will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares to issue the Conversion Shares which may be issuable upon conversion of the Series B Preferred Stock from time to time.

      1.4 Use of Proceeds. The proceeds from the sale of the Securities, shall be used as follows: (i) $25,000,000 of the proceeds shall be used for the redemption an aggregate of fifty (50) shares of Common Stock (the "Redemption Shares") from the Principal Shareholders in the

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share amounts set forth on Schedule 1.4 attached hereto (the "Redemption"), pursuant to a Stock Redemption Agreement to be entered into among the Company and the Principal Shareholders in substantially the form of Exhibit C attached hereto (the "Stock Redemption Agreement"); and (ii) $5,000,000 shall be used for working capital and other corporate purposes. Each Principal Shareholder shall have redeemed from him that number of shares of Common Stock set forth opposite his or her name on Schedule 1.4 attached hereto. After giving effect to the issuance of the Securities and the redemption of the Redemption Shares, the outstanding shares of Common Stock shall be held by the Principal Shareholders and in such amounts as are set forth on Schedule 1.4 attached hereto. At the Closing, each Principal Shareholder, upon the execution of a Stock Redemption Agreement, shall cease to have any rights as a shareholder with respect to the Redemption Shares. At the Closing, each Principal Shareholder shall be entitled to receive, upon surrender to the Company of a certificate or certificates or other documents or instruments representing the Redemption Shares, accompanied by a duly completed and executed stock transfer power, the proceeds due such Principal Shareholder in accordance with Schedule 1.4 attached hereto, which amount shall be paid by wire transfer of immediately available funds to an account specified by such Principal Shareholder.

      1.5 Closing. The purchase of the Securities shall be made at a closing (the "Closing") to be held at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, at 10:00 A.M. on March 30, 2001 (the "Closing Date"). Payment at the Closing for the Securities shall be by wire transfer payable in immediately available federal funds. Each Purchaser shall pay that amount for the Securities being acquired by it at the Closing as described on Schedule 1.1 hereof. At the Closing, the Company will deliver to each Purchaser one or more certificates and debentures representing the Securities purchased by such Purchaser, in such denominations and issued in such names as may be requested by such Purchaser.

      1.6 Options. Within ninety (90) days of the Closing Date, the Company shall establish an employee stock option plan (the "Employee Stock Option Plan"), in a form reasonably acceptable to the Purchasers, pursuant to which options for a total of up to ten (10) shares of Common Stock (the "Non-Founder Options") may be granted by the Principal Shareholders to members of senior management and Directors specified by the Principal Shareholders, other than the other Principal Shareholders, during the eighteen (18) month period immediately following the Closing Date. The shares of Common Stock which are subject to the Non-Founder Options shall be provided by the Principal Shareholders in accordance with their respective contribution percentages set forth on Schedule
1.6 attached hereto, and the proceeds from the exercise of such Non-Founder Options shall be paid to the Principal Shareholders in accordance therewith. Non-Founder Options shall be issued to such Persons (other than the Principal Shareholders), upon such terms, including vesting and exercise price, as shall be as set forth in the Employee Stock Option Plan. On or before the date eighteen (18) months following the Closing Date, the Company shall establish an option plan upon such terms, including vesting, as shall be determined by the compensation committee of the Company's Board of Directors.

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      1.7   Distributions. The Company shall make no distributions to any of its
Shareholders on or before the Closing Date, except (i) the Company shall distribute funds to the Shareholders equal to the net amount of income of the Company that is passed through to its Shareholders pursuant to Section 1366 of the Code and that is not tax-exempt income (the "S Corporation Earnings") for fiscal year 2000; and (ii) within thirty (30) days after the Closing Date, the Company shall distribute to the Shareholders their respective share of the Company's Fiscal Year 2001 S Corporation Tax Liability. For purposes of this Agreement, the term "Fiscal Year 2001 S Corporation Tax Liability" means the highest marginal federal income Tax rate applicable to any Principal Shareholder multiplied by the Company's S Corporation Earnings for the Short S Year, as that term is defined in Section 12.11(h). Notwithstanding the foregoing, no such distributions shall be made by the Company unless: immediately after (i) the distributions described in the foregoing sentence; (ii) the receipt of funds from any Shareholder as repayment for any outstanding loans from the Company to such Shareholder described on Schedule 1.7 attached hereto, which loans shall represent any and all outstanding loans from the Company to any Shareholder as of the Closing Date; and (iii) the accounting for the proceeds of the sale of the Securities, less the payment of any and all Transaction Fees (as such term is defined herein), the Company shall have a minimum of $1,500,000 in Cash or Cash Equivalents on the Closing Date. The term "Transaction Expenses" shall include all fees and expenses incurred or payable by the Company with respect to this Agreement and the transactions contemplated hereunder, including, without limitation, reasonable fees and expense of legal counsel, accountants, investment bankers and any other advisors for the Principal Shareholders, the Company and the Purchasers.

                                   ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL
                                  SHAREHOLDERS

      In order to induce the Purchasers to purchase the Securities, the Company and the Principal Shareholders, acting severally and not jointly, make the following representations and warranties which shall be true, correct and complete in all respects on the date hereof.

      2.1 Organization and Corporate Power. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company and each of its Subsidiaries is qualified as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or maintains employees, except where such failure to be so qualified would not have a Material Adverse Effect.

      2.2 Authorization. (a) The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the Related Agreements, and any other

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agreements or instruments executed by the Company in connection herewith or therewith and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Securities and the Conversion Shares, and the redemption of the Redemption Shares. The issuance of the Securities and the Conversion Shares does not require any further corporate action and is not and will not be subject to any preemptive right, right of first refusal or the like. This Agreement, the Related Agreements and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (b) Each Principal Shareholder has full legal capacity and unrestricted power to execute and deliver this Agreement and the Related Agreements to which he is a party, and any other agreements or instruments executed by him in connection herewith or therewith and to consummate the transactions contemplated herein or therein. This Agreement, the Related Agreements and the other agreements and instruments executed by the Principal Shareholders in connection herewith or therewith, each will be a valid and binding obligation of each Principal Shareholder enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      2.3 Government Approvals. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company or the Principal Shareholders in connection with the execution, delivery and performance by the Company or the Principal Shareholders of this Agreement, any of the Related Agreements and any other agreements or instruments executed by the Company or the Principal Shareholders in connection herewith or therewith, or in connection with the issuance of the Securities and the Conversion Shares, except for (i) those which have already been made or granted, and (ii) the filing of registration statements with the Securities and Exchange Commission (the "Commission") and any applicable state securities commission as specifically provided for in the Registration Rights Agreement.

      2.4 Authorized and Outstanding Stock. The authorized capital stock of the Company consists of (i) 200 shares of Common Stock, of which 200 shares are validly issued and outstanding and held of record and owned beneficially by the Persons set forth on Schedule 2.4 attached hereto, free and clear of all liens, security interests, restrictions on transfer, and other encumbrances. Immediately after the Closing, the authorized capital stock of the Company will consist of (a) 400 shares of Common Stock, 150 of which will be issued and outstanding and held of record by the Persons set forth on Schedule 1.4 attached hereto; (b) 1,000,000 shares of

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Series A Preferred Stock with the rights, terms and privileges set forth in
Exhibit B and of which 1,000,000 shares will be issued are outstanding and held of record by the Purchasers as set forth on Schedule 1.1; and (c) 50 shares of Series B Preferred Stock with the rights, terms, and privileges set forth in Exhibit B and of which 50 shares will be issued and outstanding and held of record by the Purchasers as set forth on Schedule 1.1 attached hereto. All issued and outstanding shares of capital stock are, and when issued in accordance with the terms hereof, all Securities and the Conversion Shares will be, duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or "blue-sky" laws and except for those imposed pursuant to any Related Agreement. Except as set forth on Schedule 2.4, there are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of the Company. All issued and outstanding shares of capital stock of the Company were issued (i) in transactions exempt from the registration provisions of the Act, and (ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws.

      2.5 Subsidiaries. Except as set forth on Schedule 2.5 attached hereto, the Company does not have any Subsidiaries or other equity investment in any other Person. All of the Company's Subsidiaries are either directly or indirectly wholly owned by the Company.

      2.6 Financial Information. The Company has previously delivered to the Purchasers the audited consolidated financial statements of the Company and its Subsidiaries for the years ended December 31, 1999 and December 31, 2000, accompanied by the audit report of Hertz, Herson & Company, (collectively the "Audited Financial Statements) and the unaudited financial statements as of February 28, 2001, and the two (2) months then ended (the "Unaudited Financial Statements" together with the Audited Financial Statements the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company and present fairly in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods the financial condition and results of operations of the Company and its Subsidiaries as of the dates and for the periods shown; provided, however, that the Unaudited Financial Statements (i) do not have footnotes required by GAAP,
(ii) are subject to normal and customary year end adjustments, none of which will be material and (iii) are not consolidated. Neither the Company nor any of its Subsidiaries has any material liability or obligation, contingent or otherwise, which is required to be reserved against or reflected and is not adequately reserved against or reflected in the Financial Statements, except for liabilities and obligations incurred in the ordinary course of business since December 31, 2000. Except as set forth on Schedule 2.6, since December 31, 2000, there has been no change in the business, assets, liabilities, condition (financial or otherwise) or operations of the Company and its Subsidiaries except for changes which, individually or in the aggregate, would not have a Material Adverse Effect, whether or not insured against. As of the Closing Date, after giving effect to the payments and distributions to be made in accordance with Section 1.7, Cash or Cash Equivalents of the Company shall equal a minimum of $1,500,000.

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

      2.7 Events Subsequent to the Date of the Financial Statements. Except as set forth on Schedule 2.7, since December 31, 2000, the Company has not, except in the ordinary course of business, (i) issued any stock, stock options, warrants or other securities convertible into or exchangeable for capital stock, or any bond or other corporate security, (ii) borrowed any money or mortgaged, pledged or subjected to any lien any of its assets, tangible or intangible,
(iii) sold, assigned or transferred any of its tangible assets, or cancelled any debt or claim, or (iv) suffered any loss of property or waived any right of substantial value. Except as set forth on Schedule 2.7, since December 31, 2000, the Company has not declared or made any payment or distribution to stockholders in any capacity or purchased or redeemed any shares of its capital stock or other securities.

      2.8 Litigation. Except as otherwise set forth on Schedule 2.8, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company and the Principal Shareholders threatened, against the Company or any of its Subsidiaries or affecting any of its properties or assets, or against any officer, key employee or shareholder of the Company or any of its Subsidiaries in his capacity as such, and, to the knowledge of the Company and the Principal Shareholders, no event has occurred nor does there exist any condition on the basis of which any litigation, proceeding or investigation is reasonably likely to be instituted with any substantial likelihood of recovery where such recovery would have a Material Adverse Effect. Neither the Company, any of its Subsidiaries nor any officer, key employee or shareholder of the Company or any of its Subsidiaries in his capacity as such is, to the knowledge of the Company and the Principal Shareholders, in material default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency.

      2.9 Compliance with Laws and Other Instruments. The Company is in compliance with all of the provisions of this Agreement and of its charter and by-laws, and, in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, federal, state and local statute (including, without limitation, any import or export laws), and regulation by which it is bound or to which it or its properties are subject. Neither (i) the execution, delivery or performance of this Agreement and the Related Agreements nor (ii) the consummation of the transactions contemplated hereby and thereby, nor (iii) the offer, issuance, sale or delivery of the Securities and the Conversion Shares, nor (iv) the redemption of the Redemption Shares, will, with or without the giving of notice or passage of time, or both, (a) violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of the Company's charter or by-laws, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which the Company is bound or to which it or any of its properties are subject, or (b) to the knowledge of the Company and the Principal Shareholders, cause the Company to lose the benefit of any right or privilege it presently enjoys, or (c) to the knowledge of the Company and the Principal Shareholders, cause any Person who is expected to normally do business with the Company or any of its Subsidiaries to discontinue to

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do so on the same basis, except in each case for violations, breaches, defaults, encumbrances or losses which would not have a Material Adverse Effect.

      2.10 Taxes. Except as set forth on Schedule 2.10, (i) the Company is an S corporation and has been since its incorporation an S corporation within the meaning of Subchapter S of Chapter 1 of Subtitle A of the Code, for federal income Tax purposes and for any state and local income Tax purposes; (ii) the Company and each of its Subsidiaries has timely filed all Tax Returns required to be filed by it within the applicable periods for such filings, except where the failure to do so would not have a Material Adverse Effect, and all such Tax Returns are true, correct, complete in all material respects and in compliance with law; (iii) all Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company or any of its Subsidiaries with respect to items or such periods (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the Closing Date; (iv) the amount of the Company's and each of its Subsidiary's liability for unpaid Taxes for all periods ending on or before December 31, 2000 does not, in the aggregate, exceed to a material extent the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements, and the amount of the Company's and each of its Subsidiary's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed to a material extent the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the Financial Statements, as adjusted for operations and transactions in the ordinary course of business of the Company and each of its Subsidiaries since the Financial Statements in accordance with past custom and practice; (v) the Company and each Subsidiary has withheld and paid over all material Taxes required to have been withheld and paid over, and complied with all information reporting and back-up withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; (vi) no deficiencies for any Tax are currently assessed or are proposed for assessment against the Company or any of its Subsidiaries, no Tax Return of the Company and each of its Subsidiaries has ever been audited, and there is no such audit pending or contemplated; there is no Tax lien, whether imposed by any federal, state, local or foreign Taxing authority, outstanding or threatened against the assets, properties or business of the Company or any of its Subsidiaries, other than any lien for Taxes not yet due and payable; neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect to Taxes nor agreed to any extension of time with respect to any Tax assessment or deficiency, or the collection of any Tax, which remains outstanding; and the Company or any of its Subsidiaries has made available to the Purchasers for inspection true and complete copies of (A) relevant portions of income Tax audit reports, statements of deficiencies, closing or other agreements received by the Company or any of its Subsidiaries or on behalf of the Company or any of its Subsidiaries relating to Taxes, and
(B) all material federal, state and foreign income or franchise Tax Returns for the Company and each of its Subsidiaries for all periods for which the statute of limitations has not run; (vii) no Shareholder or director or officer (or employee responsible for Tax matters) of the Company or any of its Subsidiaries is aware of or has notice of any impending action by any authority to assess any additional Taxes for any period for which a Tax Return has been filed, there is no pending dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries claimed or raised by any authority, and there are no proposed assessments of any Tax against the Company or any of its Subsidiaries; (viii) no claim has ever been made by any authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and the Company and each of its Subsidiaries does not do business in or derive income from any state, local, territorial or foreign taxing jurisdiction other than those for which all Tax Returns have been furnished to the Purchasers; (ix) neither the Company nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations, or agreed to have Section 341(f)(2) apply to any disposition of an asset owned by the Company and each of its Subsidiaries; (x) neither the Company nor any of its Subsidiaries has been, nor will it be at the Closing, a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xi) neither the Company nor any of its Subsidiaries has liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, pursuant to a tax sharing agreement, indemnification, or guaranty, or otherwise; (xii) neither the Company nor any of its Subsidiaries has agreed, or is required, to make an adjustment under Section 481 of the Code (or any comparable provisions of state, local or foreign law) by reason of a change in accounting method, including on account of the transactions contemplated herein or in related agreements, and the Company's use of the cash method of accounting and each of its Subsidiary's use of the accrual method of accounting complies with all applicable law; (xiii) for federal income Tax purposes, neither the Company nor any of its Subsidiaries is a partner nor is it treated as a partner in any partnership, joint venture or any other entity treated as a partnership for federal income Tax purposes; (xiv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or any of its Subsidiaries; (xv) neither the Company nor any of its Subsidiaries has received any written ruling of a taxing authority relating to Taxes or entered in any written and legally binding agreement with a taxing authority relating to taxes, including any closing agreements under Section 7121 of the Code; (xvi) neither the Company nor any of its Subsidiaries shall be liable for any amount attributable to the recapture of previous material Tax benefits or losses of the Company or any of its Subsidiaries or otherwise required by law to pay, reserve or provide for any material Tax payable in connection with the earnings, operations, business, employees or assets of the Company or any of its Subsidiaries in each case attributable to periods on or prior to the Closing Date; (xvii) neither the Company nor any of its Subsidiaries would be liable for any Tax under Code Section 1374 if its assets were sold at their fair market value at the Closing Date, and neither the Company nor any of its Subsidiaries has in the past ten (10) years (A) acquired assets from another corporation in a transaction in which the Company's or any of its Subsidiary's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor, or (B) acquired the stock of any corporation that is a qualified subchapter S subsidiary; (xviii) neither the Company nor any of its Subsidiaries has used the installment method to defer any material liability for Taxes for any Tax period ending at or before the Closing Date; and (xix) neither the Company nor any of its Subsidiaries has been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three (3) year period ending as of the date of this Agreement. For purposes of this Agreement, the term "Tax" shall include all federal, state, local and foreign taxes, including income, franchise, property, sales, use, gross receipts, excise, withholding, payroll and employment taxes or other similar assessments of any kinds whatsoever, including, without limitation, any and all interest, penalties and additional imposed with respect to such amounts, and the term "Tax Returns" means all reports, returns, declarations, statements, or other information required to be supplied to a taxing authority in connection with Taxes.

      2.11  Real Property; Environmental Matters.

            (a) Schedule 2.11 sets forth the addresses and uses of all real property that the Company and each of its Subsidiaries owns or leases or subleases, and any lien (exclusive of any statutory landlord's lien or any Permitted Lien) or encumbrance for which the Company and each of its Subsidiaries is liable and which the Company and each of its Subsidiaries has secured with any such owned real property or leasehold interest, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the obligations of the lessee thereunder (or in lieu thereof, attaching a copy of such lease or sublease). There are no defaults by the Company or any of its Subsidiaries, or to the knowledge of the Company and the Principal Shareholders, by any other party thereto, which might curtail in any material respect the present use by the Company of the property listed on Schedule 2.11. The performance by the Company of this Agreement and the Related Agreements will not result in the termination of, or in any increase of any amounts payable under, any lease listed on Schedule 2.11.

            (b) There is no material violation by the Company or any of its Subsidiaries of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to any real property or part thereof, as the case may be, owned, leased or subleased by the Company or any of its Subsidiaries.

            (c) All real property, owned or leased by the Company or any of its Subsidiaries complies, in all material respects, with all applicable laws, rules, regulations, order, ordinances, judgments and decrees of any governmental authorities with respect to all environmental statutes, rules and regulations. Neither the Company nor any of its Subsidiaries has received notice of, nor does the Company or any Principal Shareholder have knowledge of, any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries which are likely to cause material noncompliance with, or which may give rise to any liability in excess of $25,000 for any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance (as defined herein). As used in this Section 2.11, the term "Substance" or "Substances" shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto. No part of any of the real property owned or leased by the Company has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any other such similar list by any federal, state or local authorities.

            (d) To the knowledge of the Company and the Principal Shareholders, no event has occurred and no condition exists or operating practice is being employed, which event, condition or practice is or was caused by or is under the control of the Company, or was caused by any third party including a prior owner, that could give rise to liability on the part of the Company or any of its Subsidiaries, at the present time, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses and costs of responses, including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal, or response (other than monitoring or transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following:

                  (A) the handling, storage, use, transportation or disposal by the Company or any of its Subsidiaries of any Substances in or near or from the real property owned or leased by the Company or any of its Subsidiaries;

                  (B) the handling, storage, use, transportation or disposal of any Substances by the Company or any of its Subsidiaries which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of the Company or any of its Subsidiaries;

                  (C) any intentional or unintentional emission, discharge or release of any Substances by or on behalf of the Company or any of its Subsidiaries in or near or from any real property owned or leased by the Company or any of its Subsidiaries into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities by or on behalf of the Company or any of its Subsidiaries; or

                  (D) the presence of any friable asbestos-containing materials on any real property owned or leased by the Company or any of its Subsidiaries, including, but not limited to, the inclusion of such materials in the interior walls, floors, ceilings, tile or insulation of the real property owned or leased by the Company or any of its Subsidiaries; provided that the parties acknowledge that no testing has been done at any of the Company's or any Subsidiary's real properties relating to asbestos.

            (e) The Company and each of its Subsidiaries has all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local governmental body or agency if any ("Environmental Permits") that are required in connection with the operation by the Company of its business, the discharge or emission of Substances by the Company and each of its Subsidiaries from real property owned or leased by the Company and each of its Subsidiaries or the generation, treatment, storage, transportation, or disposal of any such Substances by the Company.

      2.12 Personal Property. Except as set forth on Schedule 2.12 and except for property sold or otherwise disposed of in the ordinary course of business since December 31, 2000, the Company owns free and clear of any material liens or encumbrances, other than Permitted Liens, all of the personal property reflected as owned by the Company and each of its Subsidiaries in the Last Balance Sheet, and all other material items of personal property acquired by the Company and each of its Subsidiaries through the date hereof. All material items of such personal property are in normal operating condition, wear and tear excepted.

      2.13 Intellectual Property; Proprietary Rights; Employee Restrictions. For the purposes of this Agreement, the following terms have the following definitions:

      "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, computer programs and other computer software, user interfaces, processes and formulae, source code, object code, algorithims, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials, designs and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations, intent-to-use applications and other registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all domain names;
(viii) all economic rights of authors and inventors, however denominated, throughout the world, and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

      "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to, either the Company or any of the Company's Subsidiaries.

            (a) Except as set forth on Schedule 2.13, no Company Intellectual Property or product or service of the Company or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property.

            (b) Set forth on Schedule 2.13 hereto is a list of all material Company Intellectual Property or other material Intellectual Property used by the Company (other than generally available software such as WordPerfect and the like). True and correct copies of all licenses, assignments and releases relating to such Intellectual Property have been provided to the Purchasers prior to the date hereof, all of which are valid and binding agreements of the parties thereto, enforceable in accordance with their terms. The Company and each of its Subsidiaries owns and has good and exclusive right, title and interest to, or (x) has exclusive license to, each material item of Company Intellectual Property and (y) has non-exclusive license to other material Intellectual Property used by Company and each of its Subsidiaries, in each case, free and clear of any material lien or encumbrance; and all such Intellectual Property rights are in full force and effect. The Company and/or any of its Subsidiaries is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company, including the sale of any products or the provision of any services by Company or any of its Subsidiaries. The Company and/or each of its Subsidiaries owns exclusively, and has good title to, all copyrighted works that are products of the Company of any of its Subsidiaries or which Company or any of its Subsidiaries otherwise expressly purports to own. No university, government agency (whether federal or state) or other organization has sponsored research and development conducted by the Company or any of its Subsidiaries or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company or any of its Subsidiaries.

            (c) All patents, patent applications, trademarks, service marks, copyrights, mask work rights and domain names of the Company or any of its Subsidiaries have been duly registered and/or filed with or issued by each appropriate governmental entity in the jurisdictions indicated on Schedule 2.13 hereto, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect, except where the failure to have made any such registration or filing would have a Material Adverse Effect.

            (d) To the extent that any Intellectual Property (including without limitation software, hardware, copyrightable works and the like) has been developed, created, modified or improved by a third party for the Company, the Company and each of its Subsidiaries has a written agreement with such third party that assigns to the Company or any of its Subsidiaries ownership of such Intellectual Property, each of which is a valid and binding agreement of the parties thereto, enforceable in accordance with its terms; and the Company thereby has obtained ownership of, and is the exclusive owner of such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so. To the knowledge of the Company and the Principal Shareholders, the Company and each of its Subsidiaries has the right to use all trade secrets, data, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to its products or its business (including, without limitation, the operation of its Web sites) as presently conducted and has no reason to believe that any of such information that is provided to the Company or any of its Subsidiaries by third parties will not continue to be provided to the Company or any of its Subsidiaries on the same terms and conditions as currently exist.

            (e) Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party.

            (f) To the knowledge of the Company and the Principal Shareholders, the operation of the business of the Company and each of its Subsidiaries as such business currently is conducted, including the Company's and each of its Subsidiary's design, development, manufacture, marketing and sale of the products or services of the Company (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

            (g) Except as set forth on Schedule 2.13(g), neither the Company nor any of its Subsidiaries has received any notice or other claim from any third party that the operation of the business of the Company or any act, product or service of the Company or any of its Subsidiaries infringes, may infringe or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

            (h) To the knowledge of the Company and the Principal Shareholder, no person has or is infringing or misappropriating any the Company Intellectual Property or other Intellectual Property Rights in any of its products, technology or services, or has or is violating the confidentiality of any of its proprietary information.

            (i) The Company and each of its Subsidiaries has taken reasonable steps to protect the Company's rights in the Company's proprietary and/or confidential information and material trade secrets or any trade secrets or confidential information of third parties provided to Company, and, without limiting the foregoing, Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to the Purchasers, and all current and former employees and contractors of the Company and any of its Subsidiaries have executed such an agreement. To the knowledge of the Company and the Principal Shareholders, all trade secrets and other confidential information of the Company and each of its Subsidiaries are not part of the public domain or knowledge, nor, to the knowledge of the Company and the Principal Shareholder, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company and each of its Subsidiaries. To the knowledge of the Company and the Principal Shareholders, no employee or consultant of the Company or any of its Subsidiaries has used any material trade secrets or other confidential information of any other person in the course of their work for the Company. To the knowledge of Company and the Principal Shareholders, neither the Company nor any of its Subsidiaries is making unlawful use of any confidential information or material trade secrets of any past or present employees of the Company.

      All material Intellectual Property Rights purported to be owned by the Company and each of its Subsidiaries which were developed, worked on or otherwise held by any employee, officer or consultant are owned free and clear by the Company by operation of law or have been validly assigned to the Company, each of its Subsidiaries, and such assignments have been provided to Parent and are valid binding agreements of the parties thereto, enforceable in accordance with their terms. Neither the Company, any of its Subsidiaries, nor any Principal Shareholder, nor, to the knowledge of the Company and the Principal Shareholders, any of the Company's or Subsidiary's employees, have any agreements or arrangements with current or former employers relating to (i) confidential information or trade secrets of such employers, or (ii) the assignment of rights to any inventions, know-how or intellectual property of any kind. To the knowledge of the Company and the Principal Shareholders, no such persons are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's and each of its Subsidiary's employees and consultants on behalf of the Company and such Subsidiary do not violate in any material respects any agreements or arrangements known to the Company or any Principal Shareholder which any such employees or consultants have with former employers or any other entity to whom such employees or consultants may have rendered consulting services.

            (j) To the knowledge of the Company and the Principal Shareholders, all information and content of the Company's and each Subsidiary's World Wide Web sites (other than information provided by users, customers and advertisers) is accurate and complete in all material respects.

      2.14 Agreements of Directors, Officers and Employees. To the knowledge of the Company and the Principal Shareholders, no director, officer or employee of, or consultant to the Company or any of its Subsidiaries is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee or consultant to be employed or engaged by the Company and each of its Subsidiaries because of the nature of the business conducted or proposed to be conducted by the Company and each of its Subsidiaries, or relating to the use of trade secrets or proprietary information of others.

      2.15 Governmental Approvals. The Company and each of its Subsidiaries has all the material permits, licenses, import and export licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the conduct of its business as presently conducted. All such material permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the knowledge of the Company and the Principal Shareholders, no suspension or cancellation of any of them is threatened. None of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated in this Agreement and the Related Agreements.

      2.16 Contracts and Commitments. Except as set forth on Schedule 2.16 attached hereto, neither the Company nor any of the Company's Subsidiaries has any written or oral contract, obligation or commitment which is material or which involves a potential material commitment, or any stock redemption or stock purchase agreement, stock option plan, shareholders' agreement, financing agreement, license or real or personal property lease. For purposes of this
Section 2.16, a contract, obligation or commitment shall be deemed material if it requires future expenditures by the Company or any of its Subsidiaries in excess of $50,000 or requires payment to the Company or any of its Subsidiaries in excess of $50,000 or is not cancelable by the Company or any of its Subsidiaries without penalty within thirty (30) days.

      2.17 Registration Rights. The Company has not granted any rights relating to registration of its capital stock under the Act or state securities laws other than those contained in the Registration Rights Agreement.

      2.18 Insurance Coverage. Schedule 2.18 hereto contains an accurate list of the material insurance policies currently maintained by the Company and its Subsidiaries. Except as described on Schedule 2.18, there are currently no claims pending against the Company or any of the Company's Subsidiaries under any insurance policies currently in effect and covering the property, business or employees of the Company and its Subsidiaries, and all premiums due and payable with respect to the policies maintained by the Company have been paid to date. All such policies are in full force and effect and, to the knowledge of the Company and the Principal Shareholders, provide insurance, including without limitation, liability insurance, in such amounts and against such risks as is customary for companies engaged in similar businesses to the Company or any of the Company's Subsidiaries to protect employees, properties, assets, businesses and operations of the Company or any of the Company's Subsidiaries.

      2.19 Employee Matters. Except as set forth on Schedule 2.19, neither the Company nor any of its Subsidiaries has in effect any oral or written consulting agreements or employment agreements in excess of $50,000 or labor or collective bargaining agreements, written or oral. The Company and the Principal Shareholders have no knowledge that any of the officers or other key employees of the Company or any of its Subsidiaries presently intends to terminate his employment. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. Schedule 2.19 lists and identifies: each "employee pension benefit plan" (as such term is defined in section 3(2) of ERISA); each "employee welfare benefit plan" (as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all of the regulations promulgated thereunder ("ERISA")); each stock purchase, stock option, stock bonus, restricted stock, deferred compensation, severance pay, incentive compensation, salary continuation, vacation, sick pay, or disability plan, policy, or arrangement; each material fringe benefit plan, policy, arrangement, or practice; and each employment, separation, termination, stay-with-bonus, change-of-control, retention, or similar contract, agreement, policy, or understanding, which is maintained or contributed to by the Company or any ERISA Affiliate for, on behalf of, or with respect to, any current or former employee, officer, director, or dependent thereof, to which the Company or any of its Subsidiaries is a party, or for which the Company has any liability or contingent liability (individually a "Plan" and collectively the "Plans"). True and complete copies of all Plans and all amendments thereto (and where written Plan documents do not exist, detailed written summaries thereof) have been furnished to the Purchaser. For purposes of this Agreement, "ERISA Affiliate" means, with respect to Title IV of ERISA, any trade or business, whether or not incorporated, that together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA, and, with respect to the Code, any member of any group that, together with the Company or any of its Subsidiaries, is treated as a "single employer" under section 414 of the Code. Each Plan complies and has been administered in form and operation with all material requirements of law and regulation applicable thereto. The Company and the ERISA Affiliates have performed all of their obligations under all such Plans, except for any obligations which would not have a Material Adverse Effect. There have been no acts or omissions which have given rise to, or which could give rise to, any penalty, tax, or fine under sections 409, 502(c) or 502(i) of ERISA, or sections 4975 or 4976 of the Code, for which the Company and each of its Subsidiaries may be liable. None of the assets of any Plan are invested in any employer securities, employer real property, or any insurance contract of any company subject to rehabilitation proceedings. All contributions required with respect to any Plan for all periods ending prior to the Closing (including periods from the first day of the current plan year to the Closing) will be completely and timely made prior to the Closing by the Company or the ERISA Affiliates. All required reports and descriptions of each Plan (including IRS Form 5500 Annual Reports, summary annual reports, and summary plan descriptions) have been timely filed and distributed. None of the Company or any ERISA Affiliate has any plan or commitment to establish any additional Plans or to amend any existing Plan, other than as may be required by applicable statute. Other than coverage mandated by applicable statute, none of the Company or any ERISA Affiliate is under any obligation or liability to provide medical benefits or death benefits (including through insurance) to retirees or former employees, officers or directors of the Company or any ERISA Affiliate or to their respective dependents. The consummations of the transactions contemplated hereby will not entitle any employee of the Company to receive any bonus, severance or other payment.

      2.20 Customers. The Company has disclosed to the Purchasers the ten (10) most significant (measured by revenues) customers for the fiscal year ended December 31, 2000, and the dollar amount of revenues attributable to such companies (the "Large Customers"). Except as set forth on Schedule 2.20, no Large Customer has canceled or, otherwise terminated, or, to the knowledge of the Company and the Principal Shareholders, has threatened to cancel or otherwise terminate, its relationship with the Company or has during the last twelve (12) months decreased materially or, to the knowledge of the Company and the Principal Shareholders, threatened to decrease or limit materially, its purchases from or sales to the Company.

      2.21 No Brokers or Finders. Except for a fee payable to Merrill Lynch & Co., which fee shall be paid by the Company at the Closing in accordance with
Section 1.7 hereof, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company.

      2.22 Transactions with Affiliates. Except as set forth on Schedule 2.22, there are no loans, leases or other continuing transactions in excess of $25,000 between the Company on the one hand, and any officer or director of the Company or any person owning five percent (5%) or more of the Common Stock of the Company or any respective family member or affiliate of such officer, director or shareholder on the other hand.

      2.23 Assumptions, Guarantees, etc. of Indebtedness of Other Persons. Except as set forth on Schedule 2.23, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness in excess of $50,000 for borrowed money of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

      2.24 Federal Reserve Regulations. Neither the Company nor any of its Subsidiaries has engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the sale of the Securities will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

      2.25 Restrictions on Subsidiaries. There are no restrictions on the Company or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets between the Company and any of its Subsidiaries, except where such restriction would not have a Material Adverse Effect.

      2.26 Status Under Certain Laws. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE III

                      AFFIRMATIVE COVENANTS OF THE COMPANY

      Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will observe the following covenants on and after the Closing Date and until any Securities shall no longer remain outstanding.

      3.1 Accounts and Reports. The Company will, and will cause each of its Subsidiaries to, maintain a system of accounts in accordance with GAAP consistently applied and the Company will, and will cause each of its Subsidiaries to, keep full and complete financial records. The Company will furnish to each Purchaser the information set forth in this Section 3.1.

            (a) Within ninety (90) days after the end of each fiscal year, a copy of the consolidated and consolidating balance sheet for the Company and its Subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and accompanied by the unqualified report of one of the five
(5) largest public accounting firms (measured by total revenues), which firm shall be selected by the Board of Directors of the Company.

            (b) (i) For the period beginning with April 2001 and ending with December 2001, within sixty (60) days after each month, a preliminary consolidated and consolidating balance sheet for each of (A) the Company and its United States Subsidiaries and (B) the Company's Non-United States Subsidiaries, as of the end of such month and preliminary consolidated and consolidating statements of income, shareholders' equity and cash flow for each of (A) the Company and its United States Subsidiaries and (B) the Company's Non-United States Subsidiaries, for such month for the period commencing at the end of the previous fiscal year and ending with the end of such month, (ii) For the period beginning with January 2002, within thirty (30) days after each month, a preliminary consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month and preliminary consolidated and consolidating statements of income, shareholders' equity and cash flow for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail.

            (c) (i) For the fiscal quarters ending March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001, within (A) seventy-five (75) days after the end of the fiscal quarter ending March 31, 2001, and (B) within forty-five (45) days after the end of each other such fiscal quarter an unaudited consolidated and consolidating accrual basis balance sheet of the Company as of the end of such quarter and accrual basis preliminary statements of income, shareholders' equity and cash flow for such quarter, and for the period commencing with the end of the previous fiscal year and ending with the end of such quarter. (ii) For each quarter beginning with the quarter ending March 31, 2002, within forty-five (45) days after the end of each fiscal quarter an unaudited consolidated and consolidating accrual basis balance sheet of the Company as of the end of such quarter and accrual basis preliminary statements of income, shareholders' equity and cash flow for such quarter and for the period commencing with the end of the previous fiscal year and ending with the end of such quarter, setting forth, beginning with the first anniversary of the Closing Date, in each case in comparative form (i) the corresponding figures for the corresponding period of the preceding fiscal year and (ii) the corresponding figures for the corresponding period set forth in the operating plan and budget submitted to the Board of Directors of the Company pursuant to paragraph (e) herein, all in reasonable detail.

            (d) At the time of delivery of each monthly, quarterly and annual statement, a certificate, executed by either the president or chief financial officer of the Company stating that such officer has caused the provisions of Articles III, IV and IX of this Agreement to be reviewed and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions thereof or, if such officer has such knowledge, specifying such default.

            (e) Not later than thirty (30) days prior to the end of each fiscal year, a copy of the operating plan and budget for the next fiscal year required under Section 3.8.

            (f) Promptly upon receipt thereof, any written report, so called "management letter", and any other reports submitted to the Company or any Subsidiary by its independent public accountants relating to the business, prospects or financial condition of the Company and its Subsidiaries;

            (g) Promptly after the commencement thereof, notice of (i) all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company (or any Subsidiary) which, if successful, would have a Material Adverse Effect; and (ii) all material defaults by the Company or any Subsidiary (whether or not declared) under any agreement for money borrowed (unless waived or cured within applicable grace periods);

            (h) Promptly upon sending, making available, or filing the same, all reports and financial statements as the Company or any Subsidiary shall send or make available generally to the shareholders of the Company as such or to the Commission;

            (i) Such other information with regard to the business, properties or the condition or operations, financial or otherwise, of the Company or its Subsidiaries as the Purchasers may from time to time reasonably request; and

            (j) Immediately following the Closing Date, the Company shall engage one of the five (5) largest public accounting firms (defined by total revenue), which firm shall be selected by the Board of Directors of the Company, to prepare an audited, consolidated and consolidating balance sheet of the Company and its Subsidiaries for fiscal year ended December 31, 2000, together with consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year, setting forth, in each case, in comparative form, the corresponding figures for the preceding fiscal year, all in reasonable detail and accompanied by the unqualified report of such public accounting firm, and which shall be delivered to the Purchasers on or before August 1, 2001.

      3.2 Payment of Taxes. The Company shall pay and discharge (and cause any Subsidiary to pay and discharge) all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such Tax, assessment, charge, levy or claim which (i) has not been asserted or is not owed, or (ii) is being contested in good faith and by proper proceedings if the Company or such Subsidiary shall have set aside on its books adequate reserves in the opinion of management and the Company's independent accountants with respect thereto.

      3.3 Maintenance of Key Man Insurance. The Company will, at its expense, maintain a life insurance policy in the face amount of $1,000,000 with a responsible and reputable insurance company payable to the Company on the life of each of the Principal Shareholders. The Company will maintain such policies and will not cause or permit any assignment of the proceeds of such policies and will not borrow against such policies. The Company will add one designee of the Purchasers as a notice party to such policies, and will request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof. Each of the Principal Shareholders hereby represents and warrants that he has not prior to the Closing Date been denied insurance on usual and customary rates available for an insured without a pre-existing condition, and that he has no knowledge of any fact or circumstance which would prevent the Company from obtaining life insurance on his life at such usual and customary rates.

      3.4 Compliance with Laws, etc. The Company will comply (and cause each of its Subsidiaries to comply) with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would have a Material Adverse Effect on the business, condition or results of operations of the Company and its Subsidiaries, taken as a whole.

      3.5 Inspection. Upon prior written notice, at any reasonable time during normal business hours and from time to time, but not more frequently than once per calendar quarter, respectively, for all Purchasers and transferees of Purchasers as a group, the Company (and each of its Subsidiaries) will permit
(i) any one or more of the Purchasers so long as it shall own any Securities or Conversion Shares and (ii) any of the agents or representatives of the foregoing Persons, to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company (and any of its Subsidiaries) and to discuss the Company's affairs, finances and accounts with any of its officers or directors; provided that any Person or Persons exercising rights under this Section 3.5 shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) shall agree in writing to keep any proprietary information of the Company disclosed to him in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of such Person's or Persons' own confidential information and not use such proprietary information for any purpose in competition with the Company's business. The rights granted under this Section 3.5 shall be in addition to any rights which any Purchaser may have under applicable law.

      3.6 Corporate Existence; Ownership of Subsidiaries. The Company will, and will cause its Subsidiaries to, at all times preserve and keep in full force and effect their corporate existence, and rights and franchises material to the business of the Company and its Subsidiaries, taken as a whole, and will qualify, and will cause each of its Subsidiaries to qualify, to do business as a foreign corporation in any jurisdiction where the failure to do so would have a Material Adverse Effect. The Company shall at all times own of record and beneficially, free and clear of all liens, charges, restrictions, claims and encumbrances of any nature, all of the issued and outstanding capital stock of each of its Subsidiaries.

      3.7 Compliance with ERISA. The Company will comply (and cause each of its Subsidiaries to comply) in all material respects with all minimum funding requirements applicable to any pension or other employee benefit plans which are subject to ERISA or to the Code, and comply in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any of its Subsidiaries will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which cause the lien provided for in section 4068 of ERISA to attach to the assets of the Company or any of its Subsidiaries.

      3.8 Board Approval. Not later than thirty (30) days prior to the end of each fiscal year, the Company will prepare and submit to its Board of Directors for its approval prior to such year end an operating plan and budget, cash flow projections and profit and loss projections, all itemized in reasonable detail for the immediately following year.

      3.9 Financings. The Company will promptly provide to the Board of Directors the details and terms of, and any brochures or investment memoranda prepared by the Company related to, any possible financing of any nature in excess of $100,000 for the Company (or any of its Subsidiaries), whether initiated by the Company or any other Person.

      3.10 Meetings of the Board of Directors. The Directors shall schedule regular meetings not less frequently than once every fiscal quarter. The Company shall reimburse all members of the Board of Directors of the Company for all direct out-of-pocket expenses incurred by them in attending such meetings.

      3.11 Rule 144A Information. The Company shall, upon the written request of any Purchaser, provide to such Purchaser and to any prospective institutional transferee of the Debentures designated by such Purchaser, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Purchaser may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Act.

      3.12 Indebtedness. The Principal Shareholders shall concurrently with the Closing and with the proceeds from the redemption repay any and all interest bearing indebtedness of the Company.

      3.13 Trading Policy. After the Company has consummated its first public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, the Company shall establish a trading policy (the "Trading Policy") relating to the sale of shares of the Company by officers, directors and principal shareholders. The Trading Policy shall provide that any such person may purchase or sell securities of the Company only (i) during the period commencing forty-eight (48) hours after release of the Company's operating results, and ending on the day which is two weeks prior to expiration of the fiscal quarter within which such announcement is made or (ii) in accordance with Rule 10b-5-1 promulgated by the Commission in accordance with the Securities Exchange Act of 1934, as amended.

      3.14 Stay, Extension and Usury Laws. For so long as any of the Debentures remain outstanding, the Company covenants (to the extent it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company hereby expressly waives (to the extent it may lawfully do so) all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Purchasers, but will suffer and permit the execution of every such power as though no such law has been enacted. Notwithstanding anything herein or in the Debentures to the contrary, in no event shall interest payable hereunder with respect to the Debentures exceed the maximum amount permitted by applicable law. If any payments in the nature of interest, additional interest and other charges made under this Agreement or under any of the Debentures are held to be in excess of the applicable limits imposed by any applicable federal or state law, the amount held to be in excess shall be considered payment of principal under the Debentures and the indebtedness evidenced thereby shall be reduced by such amount, pro-rata, in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable federal or state interest rate laws.

      3.15 Increase Authorized Common Stock. Immediately prior to the conversion of all or any portion of the Series B Preferred Stock, upon the request of the Purchasers, the Company shall take any and all actions necessary to increase the number of authorized shares of Common Stock of the Company such that, upon any such conversion, the Purchasers shall not receive fractional shares of Common Stock.

                                   ARTICLE IV

                        NEGATIVE COVENANTS OF THE COMPANY

      Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will comply (and will cause each Subsidiary to comply) for the benefit of the Purchasers with each of the provisions of this
Article IV on and after the Closing Date and until the repayment in full of all obligations under the Debentures and the redemption of the Series A Preferred Stock and the redemption or conversion of the Series B Preferred Stock, except where action is taken by the Company with the prior written consent of each of the Purchasers. In each instance where this Article IV provides for action to be taken only with the approval of the Purchasers, such approval may be evidenced either (i) by the prior written consent or waiver of each of the Purchasers, or
(ii) by the prior written consent or waiver of each of the members of the Company's Board of Directors designated by the Purchasers, provided in each case that the document evidencing such consent or waiver accurately describes the action to be taken and clearly references the section or sections of this Agreement affected thereby.

      4.1 Investments in Other Persons. The Company will not make or permit any Subsidiary to make any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock or assets of any Person except:

            (i) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

            (ii) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having a combined capital and surplus of at least $50,000,000;

            (iii) loans or advances from the Company to any Subsidiary, a Subsidiary to the Company or from a Subsidiary to another Subsidiary;

            (iv) investments by the Company or a Subsidiary in A-rated or better commercial paper having a maturity of not more than one year from the date of acquisition;

            (v) investments by the Company or a Subsidiary in shares of a "money market" fund registered under the Investment Company Act of 1940, or in "money market" accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that such "money market" fund or "money market" accounts invest principally in investments of the types described in clauses (i), (ii) or
      (iv) of this subsection 4.1; and

            (vi) any advance and/or loans to any employees of the Company or any of its Subsidiaries, other Principal Shareholders, in amounts not to exceed $25,000 individually or $100,000 in the aggregate.

      4.2 Distributions. The Company will not declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any Subsidiary to do any of the foregoing, except that the Subsidiaries may declare and make payment of cash and stock dividends to the Company, return capital to the Company and make distributions of assets to the Company and except that nothing herein contained shall prevent the Company from:

            (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock;

            (ii) complying with any specific provision of the terms of the Preferred Stock relating to the payment of dividends, liquidation preferences or redemption payments on or with respect to the Preferred Stock or redemption of the Preferred Stock;

            (iii) redeeming the Redemption Shares as provided in Section 1.4; or

            (iv) making distributions expressly provided for in Section 1.7 hereof.

      4.3   Dealings with Affiliates. Except for those transactions listed in
Schedule 4.3 attached hereto, the Company will not enter into any transaction with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlling, controlled by or under common control with one or more of such officers, directors or shareholders or members of their immediate families, unless (i) the interest of such person is disclosed in advance to the Board of Directors, (ii) such transaction is on arm's-length terms which are no less favorable to the Company or any Subsidiary as those which could have been obtained from an unaffiliated third party, and (iii) such transaction is approved by a disinterested majority of the Board of Directors of the Company or such Subsidiary.

      4.4 Merger. The Company shall not, and shall not permit any Subsidiary to, merge or consolidate with any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse, to any Person, or permit any Subsidiary to do any of the foregoing; provided, however (i) the Company may make sales or other dispositions of assets in the ordinary course of business; (ii) any wholly owned Subsidiary may merge into or consolidate with or transfer assets to any other wholly owned Subsidiary; and (iii) any wholly owned Subsidiary may merge into or transfer assets to the Company.

      4.5 Limitation on Options. Neither the Company nor the Principal Shareholders shall grant any options, warrants or other rights to acquire shares of Common Stock or other equity securities of the Company, except that (i) the Principal Shareholders may grant options for up to ten (10) shares of Common Stock to employees of the Company at any time prior to the expiration of eighteen (18) months from the Closing Date, pursuant to the Employee Stock Option Plan as described in Section 1.6 hereof, and (ii) at any time subsequent to such date, the Company may grant options for up to ten (10) shares of Common Stock, pursuant to grants which are approved by the compensation committee of the Company's Board of Directors.

      4.6 Limitation on Restrictions on Subsidiary Dividends and Other Distributions. The Company shall not permit any of its Subsidiaries, directly or indirectly, to create or suffer to exist or become effective any encumbrances or restrictions on the ability of any of its Subsidiaries to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profit owned by any of the Company or any of its Subsidiaries, or pay any indebtedness owed by any of the Subsidiaries, (ii) make loans or advances to the Company, or (iii) transfer any of its properties or assets to the Company.

      4.7 No Conflicting Agreements. The Company agrees that neither it nor any Subsidiary will, without the consent of the Purchasers, enter into or amend any agreement, contract, commitment or understanding which would restrict or prohibit the exercise by the Purchasers of any of their rights under this Agreement or any of the Related Agreements.

      4.8 Change in Business. The Company will continue to remain principally engaged in its present line of business, and will not, without the consent of the Purchasers, enter into any unrelated business.

      4.9 Indebtedness. Neither the Company nor any of its Subsidiaries will create, incur, guarantee, assume or otherwise become directly or indirectly liable for Indebtedness other than the Indebtedness (including any refinancing thereof, or including in connection with any payments to be issued to holders of Debentures provided the terms of any such refinancing are more advantageous to the Company than the terms of the debt to be so refinanced) evidenced by (i) this Agreement, or (ii) current liabilities of the Company or any of its Subsidiaries incurred in the ordinary course of business on an open account basis customarily and in fact extended in connection with the normal purchase of goods and services.

      4.10 Liens. Neither the Company nor any of its Subsidiaries will create or suffer to exist any Lien upon any of its assets, now owned or hereafter acquired, securing any Indebtedness or other obligation except Permitted Liens.

      4.11 Compensation; Consulting and Other Agreements. The Company shall not pay to its management or consultants compensation for the calendar year 2001 in excess of those compensation levels set forth on Schedule 4.11 attached hereto, and such compensation levels may not be adjusted in subsequent years unless otherwise determined by a unanimous vote of the Compensation Committee of the Board of Directors established pursuant to the Shareholders' Agreement.

      4.12 Net Cash from Operations. The Company's Net Cash from Operations shall not be less than $3,600,000 for any fiscal year, and the Company's Net Cash from Operations shall not be less than $0.00 in any two (2) consecutive fiscal quarters.

      4.13 EBITDA. The Company's EBITDA for the fiscal year ending December 31, 2001 shall not be less than <$1,000,000>. Commencing on January 1, 2002, the Company's EBITDA for any fiscal year shall not be less than $0.00, and, the Company's EBITDA shall not be less than $0.00 in any two (2) consecutive fiscal quarters.

                                    ARTICLE V

                           INVESTMENT REPRESENTATIONS

      5.1 Representations and Warranties. Each Purchaser hereby represents and warrants to the Company as follows:

            (a) Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority and has taken all necessary partnership action required for the due authorization, execution, delivery and performance by such Purchaser of this Agreement and the Related Agreements, and any other agreements or instruments executed by such Purchaser in connection herewith or therewith and the consummation of the transactions contemplated herein or therein;

            (b) This Agreement, the Related Agreements and the other agreements and instruments executed by such Purchaser in connection herewith or therewith will each be a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms;

            (c) No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement, any Related Agreements and any other agreements or instruments executed by such Purchaser in connection herewith or therewith;

            (d) Such Purchaser is in compliance with all the provisions of this Agreement and their organizational and partnership documents, and, to such Purchaser's knowledge, in all material respects with the material provisions of each other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which it is subject. Neither the execution, delivery or performance of this Agreement and the Related Agreements nor the consummation of the transactions contemplated hereby and thereby, will materially violate, or result in any material breach of, or constitute a default under any provision of such Purchaser's organization or partnership documents, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which such Purchaser is bound;

            (e) Such Purchaser is acquiring the Securities solely for its own account as an investment and not with a view to any distribution or resale thereof in violation of the Securities Act. Such Purchaser has been advised that the Securities have not been registered under the Securities Act or under the provisions of any state securities or "blue sky" law. Such Purchaser, by accepting the Securities, agrees and acknowledges that it will not directly or indirectly, offer, transfer, sell, assign, pledge, encumber, hypothecate or dispose of any of such Securities (or solicit any offers to purchase or otherwise acquire or take a pledge of any of the Securities) unless such offer, transfer, sale, assignment, pledge, encumbrance, hypothecation or other disposition is made (i) pursuant to an effective registration statement under the Securities Act and in compliance with all applicable state securities or "blue sky" laws or (ii) pursuant to an available exemption from registration under, or otherwise in compliance with, the Securities Act and all applicable state securities or "blue sky" laws. Such Purchaser understands and agrees that in the case of a transfer or other disposition made pursuant to clause (ii) above, such Purchaser of Securities shall be required to provide to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Securities Act is not required and a written certification (or in the Company's discretion, an opinion of counsel reasonably acceptable to the Company (who may be counsel employed by such Purchaser)) that qualification or registration under any such state securities laws and regulations is not required (or that any applicable state qualification or registration requirements have been satisfied in full);

            (f) Such Purchaser is an "Accredited Investor" (as such term is defined in Rule 501 of Regulation D of the Securities Act). The financial situation of such Purchaser is such that it can afford to bear the economic risk of holding the unregistered Securities for an indefinite period of time. Such Purchaser can afford to suffer the complete loss of its investment in the Securities. The knowledge and experience of such Purchaser in financial and business matters is such that it is capable of evaluating the risk of the investment in the Securities. Such Purchaser acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as such Purchaser has deemed necessary in connection with its decision to purchase the Securities, and that no representation or warranty, express or implied, is being made by the Company with respect to the Company or the Securities, other than those expressly set forth herein;

            (g) Such Purchaser has been advised and understands that the Securities and Conversion Shares have not been registered under the Act, on the grounds that no distribution or public offering of the Securities is to be effected, and that in this connection, the Company is relying in part on the representations of such Purchaser set forth in this Article V;

            (h) Such Purchaser has been further advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Securities or Conversion Shares;

            (i) Such Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities; provided, however, that nothing in this Section 5.1 shall be deemed to vitiate or limit the representations, warranties and covenants of the Company or the Principal Shareholders contained in this Agreement; and

            (j) No person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon the Purchasers or the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser.

      5.2   Permitted Transfers; Legends. The Company agrees that it will permit
(i) a transfer of the Securities by a partnership to one or more of its partners, where no consideration is exchanged therefor by such partners, or to a retired or withdrawn partner who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership, or to the estate of any such partner or the transfer by gift will or intestate succession of any partner to his spouse or to his siblings, lineal descendants or ancestors of such partner of his spouse, or to a trust created for the benefit of one or more of the foregoing and (ii) a sale or other transfer of any of the Securities or Conversion Shares, in each case, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were an original Purchaser hereunder and upon obtaining assurance satisfactory to the Company that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under the Act and applicable state securities or "blue-sky" laws, including without limitation, receipt of an unqualified opinion of counsel reasonably satisfactory to the Company. The certificates representing the Securities shall bear a legend evidencing such restriction on transfer substantially in the following form:

            "These Securities have been acquired for investment and have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. These Securities may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for these securities under the Act is in effect or (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation to the effect that such registration is not required under the Act or the securities laws of any state."

                                   ARTICLE VI

                           SUBORDINATION OF DEBENTURES

      6.1 Agreement to Subordinate. The Company agrees, and each holder of the Debentures by its acceptance thereof agrees, that notwithstanding any other provision of this Agreement or the Debentures, the payment of the principal of and interest on each and all of the Debentures shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Indebtedness of the Company at any time outstanding for money borrowed from banks, other financial institutions or other organizations or entities which provide a similar function, including any extensions, renewals, modifications or refinancings thereof, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms subordinate and junior to or on parity with the Debentures and which is permitted hereby at the time it is created or incurred, and that such subordination is for the benefit of and may be enforced by the holder(s) of Senior Debt (as hereinafter defined) against the Company and any holder of the Debentures. Such Indebtedness of the Company to which the Debentures are subordinate and junior is referred to herein as "Senior Debt." Each holder of Debentures by its acceptance thereof agrees to execute, acknowledge and deliver such instruments, subordination agreements, inter-creditor agreements and other agreements as any holder of Senior Debt may from time to time request which are not on terms inconsistent with the terms hereunder in order to confirm, reflect and implement such subordination.

      6.2. Acceleration of Senior Debt. Upon maturity of any Senior Debt, whether by acceleration (unless waived or rescinded in writing), lapse of time or otherwise, no payment shall be made on account of principal of or interest on the Debentures until all principal of and accrued and unpaid interest on all such matured Senior Debt shall have been paid in full or such payment shall have been duly provided for.

      6.3. Insolvency, Etc. In the event of any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or similar proceedings in connection therewith (or upon the distribution of the assets of the Company in connection therewith) relative to the Company or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, upon any assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company, then and in such event the holders of Senior Debt shall be entitled to receive payment in full of all obligations of principal and accrued and unpaid interest with respect to Senior Debt before the holders of Debentures shall be entitled to receive any payment of principal or interest upon the Debentures, provided, however, that if a payment or distribution in respect of the Debentures (i) is authorized by a final, non-appealable order or decree giving explicit effect to the subordination of the Debentures to Senior Debt and made by a court of competent jurisdiction in a reorganization or bankruptcy proceeding or (ii) is in the form of securities or obligations which by their terms are subordinate and junior (at least to the extent provided in this Article VI) to the payment of all Senior Debt then outstanding, then such payment or distribution may be made to the holders of Debentures notwithstanding the occurrence of the events described in this Section 6.3.

      6.4. Payments Held in Trust. If the holder of any Debenture receives any payment or distribution of any character, whether in cash, securities or other property, or whether in the form of a payment from the Company or any guarantor or any other party, with respect to such Debentures which such holder is not entitled to receive on account of the provisions of this Article VI and has knowledge or has received notice that it is not so entitled, such holder will hold any amounts so received in trust for the benefit of the holders of Senior Debt and will forthwith turn over such payment or distribution to the holders of Senior Debt and upon receipt such payment or distribution shall be applied to Senior Debt until the same shall have been paid in full.

      6.5.  The Company's Obligations Unconditional. The provisions of this
Article VI are for the purpose of defining the relative rights of holders of Senior Debt on the one hand, and the holders of Debentures on the other hand, against the Company and its property. Nothing herein shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the holders of Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the full amount of the principal and accrued and unpaid interest on the Debentures, in accordance with the terms thereof and the provisions hereof, and to comply with all of its covenants and agreements contained herein; nor shall anything herein prevent the holder of any Debentures from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under any Debenture, subject to the rights, if any, under this Article VI of holders of Senior Debt to receive payments and distributions otherwise payable to the holders of Debentures.

      6.6. Subrogation Upon Payment of Senior Debt. Subject to such conditions as the holder(s) of Senior Debt may require, upon payment in full of all Senior Debt, the holders of the

Debentures shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to Senior Debt, to the extent that distributions otherwise payable to the holders of Debentures have been applied to the payment of Senior Debt, until the principal of and accrued and unpaid interest on the Debentures shall have been paid in full. For the purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities which the holders of Debentures would be entitled to receive except for the provisions of this
Article VI shall, as between the Company and its creditors (other than the holders of Senior Debt) and the holders of Debentures, be deemed to be a payment by the Company to or on account of Senior Debt.

      6.7. Notice. The Company shall promptly notify the holders of Debentures of any facts known to the Company that would cause a payment of any obligations with respect to the Debentures to violate this Article VI, but failure to give such notice shall not affect the subordination of the Debentures to Senior Debt provided herein.

      6.8. Knowledge. No holder of any Debenture shall at any time be charged with knowledge of any of the events described in Sections 6.2 or 6.3 hereof or the existence of any other facts which would prohibit the making of any payment of monies to such holder or the taking of any acceleration or other action by such holder by virtue of the provisions of this Article VI unless and until such holder shall have obtained actual knowledge of such event or shall have received written notice of such events or facts signed, as the case may be, by an officer of the Company or by the holder of Senior Debt.

                                   ARTICLE VII

                      CONDITIONS OF PURCHASERS' OBLIGATIONS

      7.1 Effect of Conditions. The obligations of the Purchasers to purchase and pay for the Securities at the Closing shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article.

      7.2   Intentionally Omitted.

      7.3 Performance. A certificate dated as of the Closing Date and signed on behalf of the Company and the Principal Shareholders to the effect that the Company and the Principal Shareholders shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it and them at or prior to such Closing Date, and the Purchasers shall have received.

      7.4   Intentionally Omitted.

      7.5 Opinion of Counsel. The Purchasers shall have received an opinion, dated the Closing Date, from Kaye Scholer, LLP, counsel to the Company and the Principal Shareholders, in the form attached as Exhibit D.

      7.6   Intentionally Omitted.

      7.7 Completion of Audit. The Company shall have provided to the Purchasers audited financial statements, prepared by Hertz, Herson & Company, and accompanied by management letters, for the fiscal years of the Company ended December 31, 1999 and 2000.

      7.8   Intentionally Omitted.

      7.9 Certificate of Incorporation. The Certificate of Incorporation of the Company which shall have been amended to provide for the authorization of the Series A Preferred Stock and Series B Preferred Stock.

      7.10 Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue the Securities and the Conversion Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the Related Agreements and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

      7.11 Registration Rights Agreement. The Company, the Purchasers and the Principal Shareholders shall have executed and delivered into a registration rights agreement (the "Registration Rights Agreement") in the form of Exhibit E attached hereto.

      7.12 Shareholders' Agreement. The Company, the Purchasers and the Principal Shareholders shall have executed and delivered into a Shareholders' Agreement in the form of Exhibit F attached hereto.

      7.13 Non-Competition, Non Solicitation and Non Disclosure Agreements. The Company and the Principal Shareholders shall have executed and delivered a Non-Competition, Non-Solicitation and Non-Disclosure Agreement in the form of Exhibit G attached hereto.

      7.14 Redemption Agreement. The Company shall have executed and delivered a Redemption Agreement in the form of Exhibit H attached hereto.

      7.15 Series A and B Preferred Stock Certificates; Debentures. The Company shall have delivered a stock certificate to each Purchaser representing that number of shares of Series A Preferred Stock and Series B Preferred Stock set forth beside such Purchaser's name on Schedule 1.1 attached hereto and a Debenture to each certain Purchaser designated on Schedule 1.1 attached hereto.

      7.16  Intentionally Omitted.

      7.17 Stock Redemption Agreement. Each Principal Shareholder shall have executed and delivered to the Company the Stock Redemption Agreement, and shall have delivered to the Company to be held in accordance with the terms of such agreement a certificate evidencing the Redeemable Shares which may be repurchased from such Principal Shareholder.

      7.18 Secretary's Certificate. A certificate of the Secretary of the Company certifying (x) the incumbency and genuineness of signatures of all officers of the Company executing this Agreement and any document delivered by the Company at the Closing and any other document, instrument or agreement executed in connection herewith, (y) the truth and correctness of resolutions of the Company authorizing the entry by the Company into this Agreement, the Related Agreements, and the transactions contemplated hereby and thereby and (z) the truth, correctness and completeness of the by-laws of the Company.

      7.19 Management Rights Letter. The Company shall have executed and delivered a Management Rights Letter in the form of Exhibit I attached hereto.

      7.20 FIRPTA Certificate; Form W-9. The Company shall have received a FIRPTA certificate under Section 1445 of the Code and Regulation Section 1.1445-2(b)(2) in the form of Exhibit J attached hereto, from each Principal Shareholder. Each Principal Shareholder shall have delivered to the Company a properly executed Form W-9 prior to the Redemption.

      7.21  Intentionally Omitted.

      7.22 Evidence of Repayment of Outstanding Shareholder Loans. The Company shall have provided the Purchasers with evidence of the repayment of all outstanding loans to Principal Shareholders described in Section 1.4 hereto.

                                  ARTICLE VIII

                    CONDITIONS OF THE COMPANY'S OBLIGATIONS

      8.1 Effect of Conditions. The obligation of the Company to sell the Securities at the Closing shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article.

      8.2   Intentionally Omitted.

      8.3 Shareholders' Agreement. The Shareholders' Agreement shall have been executed and delivered by the Purchasers.

      8.4 Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Purchasers.

      8.5 Performance. A certificate dated as of the Closing and signed on behalf of the Purchasers to that effect that the Purchasers have performed and complied in all material respects with all of the agreements, covenants and conditions contained in the Agreement required to be performed or complied with by them at or prior to such Closing.

      8.6 Consents and Waivers. The Purchasers shall have obtained all consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, and to carry out the transactions contemplated hereby and thereby.

      8.7 Redemption Agreement. The Redemption Agreement shall have been executed and delivered by the Purchasers.

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

      9.1   Events of Default; Acceleration.

      An "Event of Default" occurs if:

      (1) The Company defaults in the payment of any principal of any Debenture when the same shall become due, either by the terms thereof or otherwise as herein provided; or

      (2) The Company defaults in the payment of interest on any Debenture when the same becomes due and payable and the default continues for a period of ten (10) days; or

      (3) The Company or any Subsidiary shall fail to perform or observe in any material respect any covenant contained in Article III or Article IV of this Agreement and such default shall not have been remedied within forty-five (45) days after such default shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company (regardless of the source of such notice); or

      (4) The Company or any of its Subsidiaries defaults in any material respect in the performance or observance of any other agreement, term or condition contained in the Debentures, this Agreement or the Related Agreements and such default shall not have been remedied within forty-five (45) days after such default shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company (regardless of the source of such notice); or

      (5) The Company or any Subsidiary shall default (subject to any applicable grace period) in the payment of any principal of or premium, if any, or interest on any other Indebtedness or obligation with respect to borrowed money the outstanding principal of which is, at the time of such default, in an aggregate amount greater than $50,000 or shall default in the performance of any material term of any instrument evidencing such Indebtedness or of any mortgage, indenture or agreement relating thereto, and the effect of such default is to cause, or to permit the holder or holders of such obligation to cause, such Indebtedness or obligation to become due and payable prior to its stated maturity, unless such failure to pay or perform shall have been waived in writing by the requisite holders of such Indebtedness or other obligation; or

      (6) The Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A) commences a voluntary case,

            (B) consents to the entry of an order for relief against it in an involuntary case,

            (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

            (D) makes a general assignment for the benefit of its creditors, or

            (E) is the debtor in an involuntary case which is not dismissed within 60 days of the commencement thereof; or

      (7) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) provides for relief against the Company or any Subsidiary in an involuntary case,

            (B) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its property, or

            (C) orders the liquidation of the Company or any Subsidiary; or

      (8) A final judgment for the payment of money in an amount in excess of $250,000 shall be rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance company shall have accepted full liability in writing) and shall remain undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired; or

      (9) Any representation or warranty made by the Company in this Agreement or in the Related Agreements shall prove to be materially false or incorrect on the date as of which made;

then and in any such case (a) upon the occurrence of any Event of Default described in clause (6) or (7) above, the unpaid principal amount of and accrued and unpaid interest on the Debentures shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) upon the occurrence of any other Event of Default, in addition to any other rights, powers and remedies permitted by law or in equity, the holder or holders of greater than 50% in principal amount of the Debentures then outstanding may, at its or their option, by notice in writing to the Company, declare all of the Debentures to be, and all of the Debentures shall thereupon be and become, immediately due and payable together with interest accrued and unpaid thereon and all other sums due hereunder, without presentment, demand, protest or other notice of any kind, all of which are waived by the Company.

      Upon the occurrence of any such Event of Default, the holders of Debentures may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Debentures held by them, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement or pursuant to applicable law. The Company shall pay to the holders of Debentures upon demand the reasonable costs and expenses of collection and of any other actions referred to in this Article IX, including without limitation reasonable attorney's fees, expenses and disbursements.

      No course of dealing and no delay on the part of the holders of Debentures in exercising any of their rights shall operate as a waiver thereof or otherwise prejudice the rights of any holder of the Debentures, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by the Debentures on the holders thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

      9.2 Rescission of Acceleration. At any time after any declaration of acceleration of all the Debentures shall have been made pursuant to Section 9.1 by any holder or holders of the Debentures and before a judgment or decree for the payment of money due has been obtained by such holder or holders, the holder or holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding may, by written notice to the Company and to the other holders of the Debentures rescind and annul such declaration and its consequences, provided that (i) the principal of and accrued and unpaid interest on the Debentures which shall have become due otherwise than by such declaration of acceleration shall have been duly paid, and (ii) all Events of Default other than the nonpayment of principal of and accrued and unpaid interest on the Debentures which have become due solely by such declaration of acceleration shall have been cured or waived by the holders of a majority in aggregate principal amount of the Debentures at the time outstanding. No rescission or annulment referred to above shall affect any subsequent Default or any right, power or remedy arising out of such subsequent Default.

                                    ARTICLE X

                SURVIVAL; INDEMNIFICATION AND LIMITS ON LIABILITY

      10.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing until the later of (i) eighteen (18) months after the date hereof, or (ii) ninety (90) days after receipt by the Purchasers of audited financial statements for the Company for its year ending December 31, 2002; and written notice of any claim for indemnification under Section 10.2 must be delivered to the Principal Shareholders within such time period; provided that if a claim is brought within such period it shall remain valid thereafter until ultimately resolved; and provided further, that the time limitation set forth in this Section 10.1 shall not apply to matters described in Sections 2.2, 2.4, 2.10 and 2.21, which, in each case, shall survive until the termination of the applicable statute of limitations. The covenants of the Company contained in Articles III and IV hereof shall survive the Closing in accordance with their terms.

      10.2 Indemnification by the Principal Shareholders.

            (a) Subject to the conditions and limitations set forth in Section
10.1 hereof, and in this Section 10.2, the Principal Shareholders shall, severally in proportion to each Principal Shareholder's share percentage as set forth on Schedule 1.4 attached hereto, and not jointly, defend, indemnify and hold harmless the Company, from and against any loss, liability, diminution in value, damage, claim, action or cause of action, assessment, cost, penalty and expense, including reasonable legal and accounting fees (a "Loss," and collectively, the "Losses") to the extent not covered by insurance, asserted against, resulting to, imposed upon or incurred by the Company by reason of or resulting from the breach of any representation or warranty made by the Company or the Principal Shareholders set forth in Article II of this Agreement, or any facts or circumstances constituting such a breach. The Principal Shareholders each agree that they shall have no right to seek damages, reimbursement, indemnification, contribution or similar rights from the Company for any indemnification payments for which the Principal Shareholders are liable under this Section 10.2.

            (b) Notwithstanding the provisions of Section 10.2(a), the Principal Shareholders shall not be required to provide indemnity under this Section 10.2 until, the aggregate Losses equal or exceed $200,000 and then the Principal Shareholder shall provide indemnity for all losses sustained by the Company in excess of $200,000 (the "Deductible"); provided, however, that the Deductible shall not apply to a breach of a representation or warranty contained in Sections 2.2, 2.4, 2.10 and 2.21.

            (c) In no event shall the Principal Shareholders be liable to make indemnification payments hereunder in excess of $25,000,000 in the aggregate (the "Cap"), provided that each Principal Shareholder individually shall only be liable in proportion to such Principal Shareholder's share percentage as set forth on Schedule 1.4 attached hereto; provided that the Cap shall not apply to a breach of a representation or warranty contained in Sections 2.2, 2.4, 2.10 and 2.21.

            (d) In the event the Principal Shareholders are required to make an indemnification payment hereunder, the amount of any such payment shall be deemed to be a reduction in the purchase price paid and received under the this Agreement.

            (e) In the event of any litigation arising from a dispute under this
Section 10.2, the non-prevailing party in such litigation shall pay the prevailing party's attorneys' fees and costs relating thereto.

      10.3 Notice of Claim.

            (a) The Company shall give the Principal Shareholders prompt written notice of any threatened, potential or actual claim or the commencement of any action in respect of which indemnity may be sought hereunder, provided that the failure of the Company to give notice as provided herein shall not relieve the Principal Shareholders of their obligations under this
      Article X except if and to the extent the Principal Shareholders have been materially prejudiced thereby. Nothing in this Section 10.3(a) shall affect the notice of claim restrictions contained in Section 10.1. The Company shall not settle any such action unless the Principal Shareholders consent to the terms of such settlement, which consent may not be unreasonably withheld.

            (b) If any action is brought against the Company, the Principal Shareholders shall have the right to participate in or control any such action at their own expense, with counsel reasonably acceptable to the Company and the Purchasers, and the Company shall have the right (but not the duty) to participate in the defense thereof, which shall be at the Company's expense, respectively, unless the Principal Shareholders do not assume the defense, in which case such defense shall be at the Principal Shareholders' expense. The Principal Shareholders shall not settle any such action unless the Purchasers consent to the terms of such settlement, which consent may not be unreasonably withheld. Whether or not the Principal Shareholders choose to control the defense of Company's action, the Company and the Principal Shareholders will cooperate in the defense and shall take all actions in connection with such defense as may be reasonably requested. If the Company shall fail to provide the Principal Shareholders with notice of any threatened, potential or actual claim on the commencement of any action in respect of which indemnity may be sought hereunder, the Purchasers shall be entitled to enforce any rights of the Company under this Article X on behalf of the Company by providing notice to such effect to the Principal Shareholders.

                                   ARTICLE XI

                               CERTAIN DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Act" means the Securities Act of 1933, as amended.

      "Agreement" means this Securities Purchase and Redemption Agreement as from time to time amended and in effect between the parties.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Business Day" shall mean a day which is not a legal holiday, Saturday or Sunday in The Commonwealth of Massachusetts or the City of Boston.

      "Cash and Cash Equivalents" means cash and investments in certificates of deposit, money market funds and obligations issued or guaranteed by the United States Government or any instrumentality thereof, in each case only if due and payable on demand or within thirty (30) days after the date of purchase.

      "Closing" shall have the meaning set forth in Section 1.5.

      "Closing Date" shall have the meaning set forth in Section 1.5.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" shall have the meaning set forth in Section 2.3.

      "Company" means and shall include Sybari Software. Inc., a New York corporation, its successors and assigns.

      "Consolidated Net Income" means the consolidated net income of the Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, and after excluding all extraordinary, nonrecurring items, all as determined in accordance with GAAP.

      "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "Default" shall mean an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.

      "EBITDA" means, with respect to the Company and its Subsidiaries for any fiscal period, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and without duplication, (a) depreciation and amortization for such period, (b) other noncash charges for such period, (c) income tax expense for such period, (d) consolidated total interest expense for such period, and minus, to the extent added in computing Consolidated Net Income and without duplication, all noncash gains (including income tax benefits) for such period, all as determined in accordance with GAAP.

      "Event of Default" shall have the meaning set forth in Section 9.1.

      "Indebtedness" means all obligations, contingent or otherwise, whether current or long-term, which in accordance with GAAP would be classified upon the obligor's balance sheet as indebtedness (other than deferred taxes) and shall also include capitalized leases, guarantees, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others, excluding accounts payable incurred in the ordinary course of business.

      "Knowledge of the Company and the Principal Shareholders" means, with respect to a particular fact or other matter, (i) the actual knowledge of any of Robert G. Wallace, Tobias Berman, Gregory A. Tetrault, Patrick A. FitzMaurice and Sid Frankel, in each case after due inquiry and review of the Company's and each of its Subsidiary's books and records; (ii) the actual knowledge of Marc Olson after due inquiry of the employees and officers of each of the Company's Subsidiaries and review of the books and records of each of the Company's Subsidiaries, and (iii) the actual knowledge of each of Rocco Doninno and Tom Buoniello.

      "Last Balance Sheet" shall mean the balance sheet of the Company as of December 31, 2000.

      "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

      "Liquidity Event" shall mean any one or more of the following: (i) a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary; (ii) a sale, merger or similar transaction involving the Company, as the result of which those Persons who held 100% of the voting stock of the Company immediately prior to such transaction do not hold more than 50% of the voting stock of the Company (or the surviving or resulting entity) after giving effect to such transaction; (iii) the sale of all or substantially all of the assets of the Company; or (iv) consummation of the first public offering of securities of the Company pursuant to a registration statement filed under the Act, pursuant to which (i) the aggregate proceeds received by the Company exceeds $50,000,000, (ii) the price per share equals at least three times the original purchase price of the Series B Preferred Stock, and (iii) all of the Series A Preferred Stock has been redeemed and all amounts due and owing under the Debentures shall have been paid in full.

      "Material Adverse Effect" means a material and adverse effect on the assets, liabilities, properties, business, results of operation, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

      "Net Cash from Operations" means, with respect to the Company and its Subsidiaries for any given period, an amount equal to Consolidated Net Income for such period plus (a) depreciation and amortization for such period and (b) other non-cash charges (or minus non-cash gains) for such period, and less Net Working Capital Changes.

      "Net Working Capital Changes" shall mean for any fiscal period, the net change from the immediately preceding like fiscal period, with respect to the Company and its Subsidiaries, in the amount of (i) current assets of the Company and its Subsidiaries, excluding Cash and Cash Equivalents, and including all long term deferred royalty cost assets, minus (ii) current liabilities of the Company and its Subsidiaries excluding current maturities of long-term debt and including all long term deferred revenue liabilities, determined in accordance with GAAP.

      "Permitted Liens" shall mean: (i) Liens for taxes not yet due or payable under law or being contested in good faith by appropriate proceedings and for which adequate reserves have been provided; (ii) carriers', warehouseman's, mechanics', materialmen's, repairmen's and similar Liens arising in the ordinary course of business to secure amounts owing for the provision of goods or services; (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (iv) easements, rights of way and similar encumbrances incurred in the ordinary course of business which do not individually or in the aggregate, materially detract from the value of the property subject thereto or interfere with the ordinary course of business of the Company or any Subsidiary; (v) Liens on goods to secure the payment of the purchase price of such goods; and (vi) Liens existing on the date hereof on equipment used in the ordinary course of business to secure the payment of the cost of acquisition or leasing thereof.

      "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

      "Purchasers" shall have the meaning set forth in Section 1.1.

      "Related Agreements" shall mean the Debentures, the Registration Rights Agreement, the Redemption Agreement, Stock Redemption Agreement and the Shareholders' Agreement.

      "Senior Debt" shall have the meaning set forth in Section 6.1.

      "Shareholder" means a shareholder of the Company, other than a Purchaser, including, without limitation, a Principal Shareholder.

      "Subsidiary" or "Subsidiaries" means any corporation, association or other business entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.1 Debenture Payments. The Company agrees that, so long as any Purchaser shall hold any Debentures, it will make payments of principal and interest on any Debenture held by such Purchaser not later than 2:00 p.m., Boston, Massachusetts time, on any date for which such a payment is required to be made, in immediately available federal funds, by credit to the Purchaser's account, as specified in Schedule 1.1 hereto, or such other account or accounts as the Purchaser may designate in writing, notwithstanding any contrary provision contained herein or any Debenture with respect to the place of payment. Each Purchaser agrees that, before disposing of any Debenture, it or its nominee will make a notation thereon of all principal payments previously paid thereon and of the date to which interest thereon has been paid, and will notify the Company of the name and address of the transferee of such Debenture. At the election of any subsequent holder of any Debenture which has made the same agreements relating to such Debenture as the Purchaser has made in this Section 12.1, the Company will make payments of principal and interest to the account of such successor holder in the same manner as set forth above.

      12.2 Form, Registration, Transfer and Exchange of Debentures. The Debentures are issuable as registered notes and in denominations of not less than $10,000. The Company shall keep at its principal office the register in which the Company shall provide for the registration of the Debentures and for transfers of the Debentures. Upon surrender for registration of transfer of any Debenture at such office, the Company shall execute and deliver, at its expense, one or more new such Debenture or Debentures of like tenor and of like aggregate principal amount, which new Debenture or Debentures shall each be a registered Debenture. At the option of the holder of any Debenture, such Debenture may be exchanged for other Debentures, of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debenture to be exchanged at the office of the Company. Whenever any Debenture is so surrendered for exchange, the Company shall execute and deliver, at its expense, the Debentures which the holder thereof making the exchange is entitled to receive. Every Debenture presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the holder of such Debenture or such holder's attorney-in-fact duly authorized in writing. Any Debenture issued in exchange for any Debenture or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Debenture so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt by the Company of an affidavit of the treasurer, assistant treasurer, or other responsible official of any Purchaser (or, in the case of holders of Debentures other than a Purchaser, evidence reasonably satisfactory to the Company) of the ownership of and the loss, theft, destruction or mutilation of a Debenture and
(i) in case of loss, theft or destruction of a Debenture, of indemnity reasonably satisfactory to it or (ii) in the case of the mutilation of any Debenture, upon surrender and cancellation thereof, the Company, at its expense, shall execute and deliver in lieu thereof a new Debenture of like tenor and of a like principal amount and dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Debenture.

      12.3 Parties in Interest. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto (including transferees of any of the Debentures).

      12.4 Debentures Owned by Affiliates. For the purposes of applying all provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified principal amount of Debentures, the Debentures or shares owned of record by any affiliate of a Purchaser shall be deemed to be owned by such Purchaser. For the purpose of this Agreement, the term "affiliate" shall mean any Person controlling, controlled by or under common control with, a Purchaser and any general or limited partner of any Purchaser. Without limiting the foregoing, each Purchaser shall be considered an affiliate of each other Purchaser.

      12.5 Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding; and each holder of any Debenture at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 12.5, whether or not such Debenture shall have been marked to indicate such consent, but any Debenture issued thereafter shall contain a reference or bear a notation referring to any such consent; provided that notwithstanding anything in this Section 12.5 to the contrary, without the written consent of
(a) the holder or holders of all Debentures at the time outstanding, no consent, amendment or waiver to or under this Agreement shall extend or reduce the maturity of any Debenture, or reduce the rate or affect the time of payment of interest with respect to any Debenture, or affect the time, amount or allocation of any required prepayments, or reduce the proportion of the principal amount of the Debentures required with respect to any consent, amendment or waiver, and
(b) the holder or holders of all Debentures at the time outstanding, no amendment to this Agreement shall affect the provisions of Article VI. The Company shall promptly send copies of any amendment, consent or waiver (and any requests for any such amendment, consent or waiver) relating to this Agreement or the Debentures to each holder of the Debentures and, to the extent practicable, shall consult with holders of the Debentures, in connection with each such amendment, consent and waiver. No course of dealing between the Company and the holder of any of the Debentures nor any delay in exercise any rights hereunder or any of the Debentures shall operate as a waiver of any rights of any holder of such Debentures. The Company will reimburse the Purchasers for the reasonable fees and expenses of counsel incurred in connection with any amendment or modification of this Agreement or any of the Related Agreements or any waiver hereof or thereof.

      12.6 Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchasers at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

    The Company:          Sybari Software, Inc.
    And the Principal     353 Larkfield Road
    Shareholders          East Northport, New York 11731
                          Attention: President
                          Fax: (631)630-8550

    with copy to:         Kaye Scholer LLP
                          425 Park Avenue
                          12th Floor
                          New York, New York 10022
                          Attention: Mel Cherney, Esq.
                          Fax: (212)836-8036

    The Purchasers:       The address set forth opposite the Purchaser's name on
                          Schedule 1.1 attached hereto.

    with copy to:         Hutchins, Wheeler & Dittmar,
                          A Professional Corporation
                          101 Federal Street
                          Boston, Massachusetts 02110
                          Attention: James Westra, Esq.
                          Fax:(617)951-1295

      12.7 Expenses. Immediately upon consummation of the Closing, the Company shall pay all reasonable costs and expenses of the Purchasers and the Principal Shareholders in connection with the investigation, preparation, execution and delivery of this Agreement (and due diligence related thereto) and the other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of Hutchins, Wheeler & Dittmar, A Professional Corporation, special counsel to the Purchasers, their accountants and other advisers not to exceed $150,000.

      12.8 Counterparts. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

      12.9 Effect of Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.

      12.10 Governing Law. This Agreement shall be deemed a contract made under the laws of The Commonwealth of Massachusetts and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such Commonwealth.

      12.11 Certain Tax Matters.

      (a) Neither the Company nor any Principal Shareholder will revoke the Company's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code. The Company and the Principal Shareholders will not take or allow any action (other than pursuant to this Agreement) that would result in the termination of the Company's status as validly electing
S corporation within the meaning of Code Sections 1361 and 1362.

      (b) The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and each of its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date in a manner that is consistent with prior tax returns of the Company. The Company shall provide the Principal Shareholders with the opportunity to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall adopt any reasonable changes or adjustments proposed by the Principal Shareholders. To the extent permitted by applicable law, the Principal Shareholders shall include any income, gain, loss, deduction or other tax items for such periods on their respective Tax Returns in a manner consistent with the Schedule K-1s furnished by the Company to the Principal Shareholders for such periods.

      (c) The Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and each of its Subsidiaries for periods which begin before the Closing Date and end after the Closing Date. For purposes of this section, in the case of any Taxes that are payable for a period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period, and (ii) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant period ended on the Closing Date. With respect to any credits relating to a period that begins before and ends after the Closing Date, the portion of such credits which relate to the portion of such period ending on the Closing Date shall be deemed to be the amount of such credits for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and each of its Subsidiaries.

      (d) (i) The Company, each of its Subsidiaries and the Principal Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this
Section 12.11 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, its Subsidiaries and the Principal Shareholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any period beginning before the Closing Date until the expiration of the statute of limitations (and to the extent notified by the Company or the Principal Shareholders, any extensions thereof) of the respective periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Principal Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

            (ii) The Principal Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

      (e) All Tax sharing agreements or similar agreements with respect to or involving the Company and each of its Subsidiaries shall be terminated as of the Closing Date and after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

      (f) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of the Company stock, and any similar tax imposed in other states or subdivisions) shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Company will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

      (g) The Company agrees with each of the holders of the Series A Preferred Stock and each of the holders of the Series B Preferred Stock for Tax purposes that the holders thereof will not receive actually or constructively any dividends (other than Cash Dividends as that term is defined below) within the meaning of any of the provisions of the Code, including, without limitation, Subchapter C of Chapter 1 of Subtitle A of the Code, or any provisions of any foreign, state, or local law, and the regulations promulgated under any of the foregoing at any time, including upon redemption, liquidation, or conversion or exchange thereof, or upon any adjustment to the conversion rate, or during the period that any shares of Series A Preferred Stock and Series B Preferred Stock are held by the holders of any such shares, and that, accordingly, the Company will not report to any governmental authority the distribution of a dividend to the holders of the Series A Preferred Stock or to the holders of the Series B Preferred Stock other than cash dividends that are declared by the Board of Directors of the Company and paid to the holders ("Cash Dividends") of the Series A Preferred Stock or the Series B Preferred Stock and will not take any inconsistent position on any Tax Return filed with any governmental authority. The Company agrees with each holder of the Series A Preferred Stock and each holder of the Series B Preferred Stock that such stock shall be treated as stock for tax purposes and not as debt.

      (h) The Company shall elect under Section 1362(e)(3) of the Code not to have the pro rata allocation of S corporation items under Section 1362(e)(2) of the Code apply to the period beginning on January 1, 2001 and ending on the day prior to the termination of its S election (the "Short S Year"), as a result of which items shall be allocated between the Short S Year of the Company and the period commencing on the date of the termination of the S election and ending on December 31, 2001 (the "Short C Year") under normal tax accounting rules, that is, the closing of the books method of accounting. Each Principal Shareholder shall consent in writing on a timely basis to such election.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                              SYBARI SOFTWARE, INC.

                  SECURITIES PURCHASE AND REDEMPTION AGREEMENT

                           COUNTERPART SIGNATURE PAGE

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon, this letter shall become a binding agreement among us.

                                              Very truly yours,

                                              COMPANY:

                                              SYBARI SOFTWARE, INC.

                                              By: /s/ Robert G. Wallace
                                                  ------------------------------
                                                  Name: Robert G. Wallace
                                                  Title: President

                                              PRINCIPAL SHAREHOLDERS:

                                              /s/ Robert G. Wallace
                                              ----------------------------------
                                              Robert G. Wallace

                                              /s/ Tobias Berman
                                              ----------------------------------
                                              Tobias Berman

                                              /s/ Gregory A. Tetrault
                                              ----------------------------------
                                              Gregory A. Tetrault

                                              /s/ Patrick A. FitzMaurice
                                              ----------------------------------
                                              Patrick A. FitzMaurice

                              SYBARI SOFTWARE, INC.

                  SECURITIES PURCHASE AND REDEMPTION AGREEMENT

                           COUNTERPART SIGNATURE PAGE

                                                 Summit Ventures V, L.P.

                                                 By: Summit Partners V, L.P.
                                                     Its General Partner

                                                     By: Summit Partners, LLC
                                                         Its General Partner

                                                     By: /s/ Tom Roberts
                                                         -----------------------
                                                         Member

                                                 Summit V Companion Fund, L.P.

                                                 By: Summit Partners V, L.P.
                                                     Its General Partner

                                                     By: Summit Partners, LLC
                                                         Its General Partner

                                                     By: /s/ Tom Roberts
                                                         -----------------------
                                                         Member

                              SYBARI SOFTWARE, INC.

                  SECURITIES PURCHASE AND REDEMPTION AGREEMENT

                           COUNTERPART SIGNATURE PAGE

                                          Summit V Advisors Fund, L.P.

                                          By: Summit Partners, LLC
                                              Its General Partner

                                              By: /s/ Tom Roberts
                                                  ------------------------------
                                                  Member

                                          Summit V Advisors Fund (QP), L.P.

                                          By: Summit Partners, LLC
                                              Its General Partner

                                              By: /s/ Tom Roberts
                                                  ------------------------------
                                                  Member

                                          Summit Subordinated Debt Fund II, L.P.

                                          By: Summit Partners SD II, LLC
                                              Its General Partner

                                              By: /s/ Tom Roberts
                                                  ------------------------------
                                                  Member

                                          Summit Investors III, L.P.

                                          By: /s/ Tom Roberts
                                              ----------------------------------
                                              General Partner

                                    EXHIBIT A

                             SUBORDINATED DEBENTURE

THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THIS DEBENTURE MAY NOT BE TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (i) A REGISTRATION STATEMENT FOR THE DEBENTURES UNDER THE ACT IS IN EFFECT OR (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR THE SECURITIES LAWS OF ANY STATE.

                             Subordinated Debenture

                               Due March 30, 2006

$______________                                                   March 30, 2001
No. D-1

      FOR VALUE RECEIVED, Sybari Software, Inc., a New York corporation (the "Company"), hereby promises to pay to [Summit entity] or its registered assigns, the sum of [ _______] ($ ) upon the earlier of (i) March 30, 2006 or
(ii) a "Liquidity Event" (as such term is defined herein), together with interest, computed on the basis of the actual number of days elapsed over a 360-day year, on the unpaid principal balance hereof until paid in full at the rate of twelve percent (12%) per annum from the date hereof, payable in cash quarterly in arrears on the fifteenth (15th) day after the last day of each of calendar quarter of each year during which any amounts due hereunder remain outstanding, commencing on the first such date following the date hereof, and until such unpaid balance becomes due and payable (whether at maturity or at a date fixed for mandatory or optional redemption or prepayment or by acceleration or otherwise). Upon the occurrence of an Event of Default (as hereinafter defined), the interest rate shall increase to fifteen percent (15%) per annum. For the purposes of this debenture, the term "Liquidity Event" shall mean any one or more of the following: (i) the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary; (ii) a sale, merger, or similar transaction involving the Company, the result of which those persons who held 100% of the voting stock of the Company immediately prior to such transaction do not hold more than 50% of the voting stock of the Company (or the surviving or resulting entity) after giving effect to such transaction; or (iii) an Initial Public Offering. The term "Initial Public Offering shall mean the consummation of the first public offering of securities of the Corporation pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), pursuant to which the aggregate public offering price of the shares sold by the Corporation equals or exceeds $50,000,000, the price per share of Common Stock equals or exceeds three (3) times the original purchase of the Series B Preferred Stock and in which all of the Series A Preferred Stock has been redeemed and all amounts due and owing under the Debentures has been paid in full.

      All payments of principal (including any prepayments or redemptions) and interest hereunder shall be made by the Company in lawful money of the United States of America in immediately available federal funds not later than 2:00 p.m., Boston, Massachusetts, time, on the date each such payment is due, by crediting an account in the United States as the holder of this Debenture may designate in writing to the Company before the scheduled payment date.

      The Company shall be entitled to prepay this Debenture, either in whole or in part (but if in part then in a minimum amount of $50,000 and, if greater, in integral multiples of $10,000), without premium or penalty, at any time, at a price equal to 100% of the principal amount so prepaid, together with accrued interest on the principal amount prepaid to the prepayment date. The Company shall give the Holder irrevocable written notice of each optional prepayment not less than five (5) days prior to the prepayment date, specifying such prepayment and the amount of the Debentures proposed to be prepaid on such date, whereupon such principal amount of the Debentures specified in such notice, together with accrued interest thereon, shall become due and payable on the prepayment date.

      Each and every partial prepayment of the Debentures authorized above shall be made with respect to all of the Debentures then outstanding, rather than to any portion thereof, and the aggregate amount of each partial prepayment shall be allocated among all of the holders of the Debentures at the time outstanding in proportion to the unpaid principal amounts of the Debentures held by each of such holders.

      Upon the occurrence of any one or more of the following events (each, an "Event of Default"), the obligations under this Debenture shall, at the option of the holders of a majority in principal amount of the Debentures then outstanding, become immediately due and payable without notice or demand: (i) Company's failure to make any payment within five (5) days when due hereunder or to pay or perform any other obligation, now existing or hereafter arising, to Holder or any holder hereof unless cured within ten (10) days after notice in writing thereof; (ii) the liquidation or dissolution of Company; (iii) with respect to Company, the commencement, whether voluntary or involuntary, of a case under the United States Bankruptcy Code or any other proceeding or action seeking reorganization, liquidation, dissolution or other relief under federal or state bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for Company or all or a part of its assets, which case, proceeding or action is not discharged in sixty (60) days; (iv) the making by the Company of an assignment for the benefit of creditors, or the admission in writing by the Company that it is unable to pay its debts as they mature; or (v) the declaration of any default beyond applicable grace periods by a bank pursuant to the terms and conditions of any credit facility that provides the Company with indebtedness senior in all respects to the Debenture Such declaration may in certain events be rescinded or annulled by the holders of a majority in principal amount of the Debentures then outstanding.

      This Debenture is one of two duly authorized Debentures issued by the Company pursuant to that certain Securities Purchase and Redemption Agreement, dated as of March 30, 2001 (the "Purchase Agreement") by and among the Company, Robert G. Wallace, Tobias Berman,

Gregory A. Tetrault, Patrick A. FitzMaurice and the purchasers listed on
Schedule 1.1 thereto. Reference is hereby made to the Purchase Agreement for a statement of the respective rights and duties thereunder of the Company and the holders of the Debentures, and the terms upon which the Debentures are delivered.

      No reference herein to the Purchase Agreement and no provisions of this Debenture or of the Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places, and rates, and in the coin or currency, herein prescribed.

      This Debenture is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose, upon surrender and cancellation of this Debenture and upon presentation of a duly executed written instrument of transfer satisfactory to the Company, and thereupon a new Debenture or Debentures, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange therefor; and this Debenture, with or without other Debentures may in like manner be exchanged for one or more new Debentures of other authorized denominations but of the same aggregate principal amount. Any such transfer or exchange shall be without charge by the Company.

      All terms used in this Debenture which are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement.

      This Debenture shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts and shall for all purposes be construed in accordance with the laws of said State without giving effect to the conflicts of laws provisions thereof.

                             SUBORDINATED DEBENTURE

                                 SIGNATURE PAGE

      IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as an instrument under seal.

                                                 SYBARI SOFTWARE, INC.

                                                 By:____________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT B

                             PREFERRED STOCK TERMS

      1. Designation and Amount. The Corporation shall be authorized to issue 1,000,000 shares designated Series A Redeemable Preferred Stock, $.01 par value per share ("Series A Preferred Stock"), and 50 shares designated Series B Convertible Redeemable Preferred Stock, $.01 par value per share ("Series B Preferred Stock"). The shares of Series A Preferred Stock and Series B Preferred Stock are sometimes collectively referred to herein as "Preferred Stock." The Preferred Stock shall have the preferences, limitations and rights set forth below.

      2. Dividends.

            (a) Accrued Dividend. The Corporation shall pay dividends on the Preferred Stock, when, as and if declared by the Board of Directors at the rate of 8% of the original purchase price thereof compounded annually. To the extent not paid, dividends shall cumulate and compound annually.

            (b) Limitation on Restrictions. The Corporation shall not, and shall not permit any of its subsidiaries to, agree to any provision in any agreement which would impose any restrictions on the Corporation's right to make any mandatory redemption of the Preferred Stock or, except as set forth in documentation related to financings for the Corporation approved by the Board of Directors, on the Corporation's right to declare and pay dividends on the Preferred Stock as provided for herein.

            (c) Dividends in Kind. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock (as hereafter defined) entitled to receive, a dividend or other distribution with respect to such class of Common Stock payable in (i) securities of the Corporation other than shares of any class of Common Stock,
(ii) cash, or (iii) assets, then and in each such event the holders of Series B Preferred Stock shall receive, at the same time such distribution is made with respect to such class of Common Stock, the number of securities or such cash or other assets of the Corporation which they would have received had their Series B Preferred Stock been converted in accordance with Section 5 hereof immediately prior to the record date for determining holders of such class of Common Stock entitled to receive such distribution.

      3. Liquidation, Dissolution or Winding Up.

            (a) Treatment at Liquidation, Dissolution and Winding Up. In the event of a Liquidity Event (as herein defined), before any distribution or payment may be made with respect to the Common Stock or any other series or class of capital stock, holders of each share of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount in cash equal to:

            (i) with respect to the Series A Preferred Stock (x)$5.00 per share of Series A Preferred Stock (which amount, together with the other share and per share numbers used herein shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the class or series of stock in question), plus (y) an amount equal to the amount of dividends accumulated but unpaid pursuant to paragraph 2(a) above up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such Liquidity Event (such amounts described in this clause (i) being referred to as the "Series A Liquidation Amount"); and

            (ii) with respect to the Series B Preferred Stock, an amount in cash equal to the greater of (a) the sum of (x) $200,000 per share of Series B Preferred Stock plus (y) an amount equal to the amount of dividends accumulated but unpaid pursuant to paragraph 2(a) above up to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up or (b) the sum of such amount per share of Series B Preferred Stock as would have been payable had each such share been converted into common stock immediately prior to such Liquidity Event plus the amount of all dividends accumulated but unpaid pursuant to paragraph 2(a) above up to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock (such amounts described in this clause (ii) being referred to as the "Series B Liquidation Amount"); provided, that those holders of Series B Preferred Stock that elect to have their securities treated in accordance with the provisions of Section 5(f) hereof shall not be entitled to receive the Series B Liquidation Amount; provided, further, that, holders of Series B Preferred Stock shall not be entitled to receive the Series B Liquidation Amount in the event of a Qualified Public Offering.

      The term "Liquidity Event" shall mean any one or more of the following:
(i) a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary; (ii) a sale, merger or similar transaction involving the Corporation, as the result of which those persons who held 100% of the voting stock of the Corporation immediately prior to such transaction do not hold more than 50% of the voting stock of the Corporation (or the surviving or resulting entity) after giving effect to such transaction; (iii) the sale of all or substantially all of the assets of the Corporation; or (iv) the consummation of the first public offering of securities of the Corporation pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), pursuant to which the aggregate public offering price of the shares sold by the Corporation equals or exceeds $50,000,000, the price per share of Common Stock equals or exceeds three (3) times the original purchase price of the Series B Preferred Stock and in which all of the Series A Preferred Stock has been redeemed and all amounts due and owing under those certain Debentures, due March 30, 2006, have been paid in full ("Qualified Public Offering").

      If upon any such Liquidity Event the assets of the Corporation available for distribution to its shareholders shall be insufficient to permit payment to the holders of the Series A Preferred Stock the full amount of the Series A Liquidation Amount to which they are entitled to be paid.

the holders of shares of Series A Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

      If, upon any such Liquidity Event after payment to the holders of Series A Preferred Stock the full amount of the Series A Liquidation Amount to which they are entitled to be paid, the assets of the Corporation available for distribution to its Shareholders shall be insufficient to permit payment to the holders of the Series B Preferred Stock the full amount of the Series B Liquidation Amount to which they are entitled to be paid, then the holders of shares of Series B Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares are paid in full.

      After the payment of the Series A Liquidation Amount and the Series B Liquidation Amount shall have been made in full to the holders of the Series A Preferred Stock and Series B Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock and Series B Preferred Stock so as to be available for such payments, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation legally available for distribution to holders of all other classes of securities of the Corporation.

            (b) Distributions in Cash. The Series A Liquidation Amount and the Series B Liquidation Amount shall in all events be paid in cash. Whenever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

      4. Voting Power.

            (a) Series A Preferred Stock. Except as otherwise expressly provided in Section 7 hereof, or as required by law, the holders of the Series A Preferred Stock shall not be entitled to vote on any corporate matters.

            (b) Series B Preferred Stock. Except as otherwise expressly provided in Section 7 hereof, or as required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series B Preferred Stock and Common Stock shall vote together as a single class on all matters.

      5. Conversion Rights of the Series B Preferred Stock. The holders of the Series B Preferred Stock shall have the following rights with respect to the conversion of the Series B Preferred Stock into shares of Common Stock:

            (a) General. Subject to and in compliance with the provisions of this Section 5, any share of the Series B Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be a number of shares of Common Stock equal to the product obtained by multiplying the Applicable Conversion Rate (as determined by Section 5(b)) by the number of shares of Series B Preferred Stock being converted. In addition, at the time of any conversion of Series B Preferred Stock, the accrued and unpaid dividends on the shares being converted shall be paid in cash.

            (b) Applicable Conversion Rate. The conversion rate in effect at any time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing $200,000 by the Applicable Conversion Value, calculated as provided in
Section 5(c).

            (c) Applicable Conversion Value. The Applicable Conversion Value shall be $200,000, except that such amounts shall be adjusted from time to time in accordance with this Section 5.

            (d) Adjustments to Applicable Conversion Values.

                  (i)(A) Upon Sale of Common Stock. If the Corporation shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then the Applicable Conversion Value upon each such issuance or sale shall be lowered, except as hereinafter provided, so as to be equal to an amount determined by multiplying the Applicable Conversion Value by a fraction:

            (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a fully diluted basis assuming the conversion of all outstanding Series B Preferred Stock and the conversion or exercise of all outstanding securities then convertible or exercisable for Common Stock), plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value in effect immediately prior to such issuance, and

            (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a fully diluted basis assuming the conversion of all outstanding Series B Preferred Stock and the conversion or exercise of all outstanding securities then convertible or exercisable for Common Stock) plus (b) the number of such additional shares of Common Stock so issued.

                  (B) Upon Issuance of Warrants, Options and Rights to Common Stock.

            (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

      Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased or increased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value shall be adjusted to such Applicable Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased or increased Net Consideration Per Share of such securities, and (2) had adjustments made to the Applicable Conversion Value since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

            (2) For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                  (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

                  (b) The Net Consideration Per Share which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities unless and until such upward price or rate adjustments are in fact made in accordance with the provisions set forth in subsection (B)(1) above. Notwithstanding anything to the contrary set forth herein, no adjustment upon any such price or rate increase shall result in an increase in the Applicable Conversion Value to an amount in excess of the Applicable Conversion Value in effect immediately prior to the issuance of such warrants, options, subscriptions, purchase rights or convertible securities.

                  (C) Stock Dividends. In the event the Corporation shall make or issue a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration (except for dividends payable in shares of Common Stock payable pro rata to holders of Series B Preferred Stock and to holders of any other class of stock).

                  (D) Consideration Other than Cash. For purposes of this
      Section 5(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                  (E) Exceptions. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this Section 5(d) shall not apply to (i) shares issued upon conversion of the Series B Preferred Stock, (ii) up to five percent (5%) in the aggregate of the issued and outstanding Common Stock (on a fully diluted basis) as of the original issuance date of the Preferred Stock issued or reserved for issuance to employees, officers or directors of, or consultants to, the

      Corporation pursuant to plans and agreements approved by a majority of the Corporation's Board of Directors, (iii) up to two percent (2%) in the aggregate of the issued and outstanding Common Stock (on a fully diluted basis) as of the original issuance date of the Preferred Stock as an "equity kicker" in connection with all debt financings approved by the Board of Directors, (iv) up to five percent (5%) in the aggregate of the issued and outstanding Common Stock (on a fully diluted basis) as of the original issuance date of the Preferred Stock issued as consideration in connection with all acquisitions which are approved by the Board of Directors, (v) shares of Common Stock issued in connection with a Qualified Public Offering, (vi) up to five (5%) in the aggregate of the issued and outstanding Common Stock (on a fully diluted basis) as of the original issuance date of the Preferred Stock issued in connection with all "Strategic Financings" (as such term is defined herein) approved by the Board of Directors, and (vii) any shares of any class or series of capital stock (including warrants, options, subscriptions or purchase rights with respect thereto) approved in writing as being excepted hereunder by the holders of fifty-one percent (51%) of the Series B Preferred Stock at the time outstanding, voting separately as a class. The number of shares in this Section (E) shall be proportionately adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof. For purposes of this Section, the term "Strategic Financing" shall mean the sale or issuance of the Corporation's Common Stock in connection with an operational or strategic contract where the primary purpose is not fund raising.

            (ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for the Series B Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value with respect to the Series B Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value; provided, however, that the Applicable Conversion Value shall not be adjusted if the Series B Preferred Stock is subdivided or combined at the same rates and in the same manner as the Common Stock. The Applicable Conversion Value for the Series B Preferred Stock shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                  "Extraordinary Common Stock Event" shall mean (i) a
            subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (ii) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

            (e) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5 or by a Liquidity Event), then and in each such event, the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series B Preferred Stock would have been converted immediately prior to such capital reorganization, reclassification or other change.

            (f) Liquidity Event. If at any time or from time to time there shall be a Liquidity Event (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5), then as a part of such Liquidity Event, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Liquidity Event, to which such holder would have been entitled if such holder had converted its shares of Series B Preferred Stock immediately prior to such Liquidity Event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Preferred Stock after the Liquidity Event, to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

      Except as otherwise provided in Section 3, upon the occurrence of a Liquidity Event, under circumstances which make the preceding paragraph applicable, each holder of Series B Preferred Stock shall have the option of electing treatment for his shares of Series B Preferred Stock under either this
Section 5(f) or Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) business days before the effective date of such event.

            (g) Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series B Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

            (h) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole or fractional shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 5. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series B Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

            (i) Cash in Lieu of Fractional Shares. The Corporation may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series B Preferred Stock. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

            (j) Partial Conversion. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate or certificates surrendered by a holder are converted the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.

            (k) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (l) Automatic Conversion. (i) Immediately prior to consummation of a Qualified Public Offering, all shares of Series B Preferred Stock shall be automatically converted into shares of Common Stock as provided in this Section 5 without any other action on the part of the Corporation or the holders of Series B Preferred Stock. The Corporation shall give holders of Series B Preferred Stock at least thirty (30) days' prior written notice of the pendency of a Qualified Public Offering, provided that the failure to give such notice shall not affect the conversion of the Series B Preferred Stock as herein provided.

      6. Redemption.

            (a) Redemption of Series A Preferred Stock Upon Public Offering. Effective upon the closing of a Qualified Public Offering, the Corporation shall redeem all of the outstanding shares of Series A Preferred Stock at an amount per share equal to the Series A Liquidation Amount (the "Series A Preferred Stock Redemption Price"). The Corporation shall send to the holders of the Series A Preferred Stock forty-five (45) days' written notice (the "IPO Redemption Notice") of the pendency of a Qualified Public Offering and the redemption price shall be paid at the closing of a Qualified Public Offering.

            (b) Optional Redemption of Series A Preferred Stock. In the event of a Liquidity Event other than a Qualified Public Offering, the holders of a majority of the Series A Preferred Stock may, at their election, require the Corporation to redeem all or any portion of the Series A Preferred Stock. The Corporation shall give the holders of the Series A Preferred Stock twenty (20) days' written notice of the pendency of a transaction constituting a Liquidity Event other than a Qualified Public Offering or a liquidation, dissolution or winding up of the Corporation. Such notice (the "Redemption Notice") shall be mailed by the Corporation, postage prepaid, to each holder of record of Series A Preferred Stock at its address shown on the records of the Corporation. If the holders of a majority of a series of Series A Preferred Stock elect to require the redemption of their Series A Preferred Stock, they shall so notify the Corporation in writing within ten (10) days of receipt of the Corporation's notice of the Liquidity Event and specify the number of shares to be redeemed. The holders' election to require the redemption of the Series A Preferred Stock will be contingent upon the consummation of the Liquidity Event. The Corporation will be required to redeem the shares of Series A Preferred Stock requested to be redeemed concurrently with the closing of the event constituting the Liquidity Event. In addition, the holders of Series A Preferred Stock may, at their election, require the Corporation to redeem, pro rata from all holders of Series A Preferred Stock (i) on or after March 30, 2006, an amount equal to 50% of the aggregate number of shares of Series A Preferred Stock outstanding as of such date and (ii) on or after March 30, 2007, an amount equal to the aggregate number of shares of Series A Preferred Stock remaining outstanding as of such date. Such redemption shall be at the Series A Liquidation Amount, payable in cash. Any shares subject to such redemption and not so redeemed shall be subject to redemption as soon thereafter as is permitted by law.

            (c) Optional Redemption of Series B Preferred Stock. In the event the Corporation has not consummated a Liquidity Event on or prior to March 30, 2006, the holders of a majority of the Series B Preferred Stock may, at their election, require the Corporation to redeem pro rata from all holders of Series B Preferred Stock (i) on or after March 30, 2006 an amount equal to 50% of the aggregate number of shares of Series B Preferred Stock outstanding as of such date and (ii) on or after March 30, 2007, an amount equal to the aggregate number of shares of Series B Preferred Stock remaining outstanding as of such date. In the event of a redemption pursuant to this Section 6(c), each holder of Series B Preferred Stock wishing to exercise its option hereunder shall give the Corporation written notice. Such notice shall be mailed to the Corporation postage prepaid and shall contain the name of the shareholder requesting such redemption and the number of shares to be so redeemed. The Corporation will be required to redeem the shares of Series B Preferred Stock requested to be redeemed not less than thirty (30) days after the receipt of such notice.

            (d) Surrender of Certificates. Each holder of shares of Preferred Stock to be redeemed under this Section 6 shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates. Irrespective of whether the certificates therefor shall have been surrendered, all shares of Preferred Stock which are the subject of a Redemption Notice shall be deemed to have been redeemed and shall be canceled effective as of the closing of the Qualified Public Offering or the Redemption Date, as the case may be, unless the Corporation shall default in the payment of the applicable Redemption Price.

            (e) Rights Offering. In the event the Corporation is obligated to redeem shares of Preferred Stock pursuant to Section 6(b), (c) or (d), but has insufficient funds with which to fund such redemption, the Corporation shall initiate a rights offering to its shareholders (the "Rights Offering"). The Rights Offering shall be comprised of Common Stock which shall be offered to all shareholders of the Corporation at a price per share equal to the fair market value thereof, determined by an independent appraiser selected by the Board of Directors. Such Rights Offering shall have a net offering price equal to the amount payable with respect to shares of Preferred Stock to be redeemed. All shareholders shall have the right to participate in the Rights Offering in proportion to the shares of Common Stock owned by each (including any such shares issuable upon exercise of options, warrants or convertible securities held by such shareholders), with a right of over-subscription. The Rights Offering shall be commenced within thirty (30) days after the date on which the Corporation is obligated to redeem the Preferred Stock, and shall remain open for a maximum of sixty (60) days. The Corporation will have no obligation to conduct the Rights Offering unless such Rights Offering can be completed pursuant to an exemption from the registration requirements of the Act, as amended, and any applicable state securities laws. All proceeds to the Rights Offering shall be used to fund the redemption of the Preferred Stock which is then required.

      7. Restrictions and Limitations.

            (a) Corporate Action. Except as expressly provided herein or as required by law, so long as any shares of Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity of which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting securities, other than directors qualifying shares) to, without the approval by vote or written consent by the holders of at least a majority of each of (i) the then outstanding shares of Series A Preferred Stock, and (ii) the then outstanding shares of Series B Preferred Stock, voting together as a separate class, provided, however that in the event that all the Series A Preferred
Stock has been redeemed in accordance with Section 6 hereof, then the vote of the majority of the Series B Preferred Stock, voting as a separate class, shall be required:

            (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend or other distribution with respect to, any shares of capital stock, except as required or permitted under the terms of the Preferred Stock or the redemption, purchase or other acquisition of up to ten
(10) shares of Common Stock in the aggregate in connection with all employee benefit plans, employment agreements or other written employment arrangements, approved by the Board of Directors of the Corporation;

            (ii) authorize or issue, or obligate itself to authorize or issue, additional shares of Series A Preferred Stock or Series B Preferred Stock;

            (iii) authorize or issue, or obligate itself to authorize or issue, any equity security senior to or on parity with the Preferred Stock as to liquidation preferences, redemption rights or dividend rights;

            (iv) merge or consolidate with any other corporation, or acquire the stock or assets of any other corporation, partnership or business, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired), or consent to any liquidation, dissolution or winding up of the Corporation, or permit any subsidiary to do any of the foregoing, except for (1) the merger or consolidation of any wholly-owned subsidiary into any other wholly-owned subsidiary or the Corporation; or (2) the transfer by any wholly-owned subsidiary of assets to another wholly-owned subsidiary or to the Corporation.

            (v) amend, restate, modify or alter the by-laws of the Corporation in any way which adversely affects the rights of the holders of the Preferred Stock.

          (b) Amendments to Charter. The Corporation shall not amend its Articles of Incorporation without the approval, by vote or written consent, by the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a separate class, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Articles of Incorporation without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a separate class, if such amendment would:

            (i) change the relative seniority rights of the holders of Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Preferred Stock;

            (ii) reduce the amount payable to the holders of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Preferred Stock;

            (iii) cancel or modify the redemption rights of the holders of the Preferred Stock provided for in Section 6 herein; or

            (iv) cancel or modify the rights of the holders of the Preferred Stock provided for in this Section 7.

      8. Notices of Record Date. In the event of

            (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

      9. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

                                    EXHIBIT C

                           STOCK REDEMPTION AGREEMENT

      This Stock Redemption Agreement (this "Agreement") is entered into as of the________day of March, 2001 by and between Sybari Software, Inc., a New York corporation (the "Company"), and each of Robert G. Wallace, Tobias Berman, Gregory A. Tetrault and Patrick A. FitzMaurice (each individually a "Principal Shareholder" and collectively the "Principal Shareholders").

      WHEREAS, the Company desires to repurchase certain of the shares of its common stock, no par value per share (the "Common Stock"), from the Principal
Shareholders: and

      WHEREAS, the transactions contemplated by this Agreement are conditioned upon and subject to the closing of the purchase and sale of debentures and shares of capital stock of the Company as set forth in that certain Securities Purchase and Redemption Agreement, dated as of March______, 2001 by and among the Company, the Principal Shareholders, and the investors listed on Schedule
1.1 attached thereto (the "Purchase Agreement").

      NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto agree as follows:

      1. Common Stock Redemption. Upon the terms and subject to the conditions of this Agreement, at the Closing (as such term is defined in the Purchase Agreement), the Principal Shareholders shall sell to the Company, and the Company shall redeem from each Principal Shareholder that number of shares of Common Stock set forth opposite such Principal Shareholder's name on Schedule 1 attached hereto, free and clear of all liens and encumbrances, at a per share redemption price equal to $500,000, such that the aggregate amount to be paid to all of the Principal Shareholders shall be equal to $25,000,000 (the "Redemption Proceeds").

      2. Payments at Closing. At the Closing, subject to the satisfaction of the other terms and conditions set forth in this Agreement, the Company shall pay a portion of the Redemption Proceeds to each Principal Shareholder, via wire transfer of immediately available funds to accounts designated by the Principal Shareholders at least one (1) business day prior to the Closing, in the amount set forth opposite each Principal Shareholder's name on Schedule 1 attached hereto.

      3. Actions to Occur at Closing. At the Closing, the following events shall occur: (i) each Principal Shareholder shall deliver a certificate or certificates representing the number of shares set forth next to such Principal Shareholder's name on Schedule 1.1 attached hereto, which amount in the aggregate shall be fifty (50) shares of Common Stock, endorsed in blank; and
(ii) the Company shall make the payments referred to in Section 2 hereof to each Principal Shareholder.

      4. Closing Conditions. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the condition that all conditions precedent.

except for the transactions contemplated by this Agreement, to the closing of the transactions contemplated by the Purchase Agreement shall have been fulfilled, and the closing of the transactions contemplated by the Purchase Agreement shall occur concurrently with the Closing.

      5. Representations. Each Principal Stockholder represents, severally and not jointly, the following with respect to the Common Stock, to be repurchased from it:

            (a) Such Principal Stockholder owns, of record and beneficially, the securities of the Company to be repurchased from it, free and clear of any pledges, security interest, means, charges or other encumbrances.

            (b) Neither the execution and delivery of this Agreement by such Principal Stockholder, nor the repurchase of securities of the Company from such Principal Shareholders as contained herein, will, with or without the giving of notice or passage of time, violate, or result in a breach of, or constitute a default under, any agreement by which such Principal Stockholder is bound, or to which the securities of the Company owned by such Principal Stockholder are subject.

      6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.

      7. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Stock Redemption Agreement to be executed as of the date first written above.

                              SYBARI SOFTWARE, INC.

                              By: _____________________________
                                  Robert C. Wallace
                                  President

                              PRINCIPAL SHAREHOLDERS:

                              _________________________________
                              Robert C. Wallace

                              _________________________________
                              Tobias Berman

                              _________________________________
                              Gregory A. Tetrault

                              _________________________________
                              Patrick A. FitzMaurice

                                   SCHEDULE 1

                                 Cash            Number of Shares
                                 ----            ----------------
Robert C. Wallace             $6,500,000                13
Tobias Berman                 $9,000,000                18
Gregory A. Tetrault           $6,500,000                13
Patrick A. FitzMaurice        $3,000,000                 6

                                    EXHIBIT D

                          [FORM OF OPINION OF COUNSEL]

                                 March 30, 2001

Summit Ventures V, L.P.
Summit V Companion Fund, L.P.
Summit V Advisors Fund, L.P.
Summit V Advisors Fund (QP), L.P.
Summit Subordinated Debt Fund II, L.P.
Summit Investors III, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

      Re:   Securities Purchase and Redemption Agreement - Sybari Software, Inc.

Ladies and Gentlemen:

            We have acted as special counsel to Sybari Software, Inc., a New York corporation (the "Company") in connection with the transactions contemplated by the Securities Purchase and Redemption Agreement (the "Agreement") dated as of March 30, 2001, by and among the Company, each of Robert G. Wallace, Tobias Berman, Gregory A. Tetrault and Patrick A. FitzMaurice (each a "Principal Shareholder," and collectively the "Principal Shareholders") and the purchasers named in Schedule 1.1 of the Agreement. This opinion is rendered to you pursuant to Section 7.5 of the Agreement.

            Capitalized terms used herein which are defined in the Agreement shall have the meanings assigned to them in the Agreement unless otherwise defined herein.

            In our capacity as special counsel to the Company, we have examined the Agreement, the Certificate of Amendment to the Certificate of Incorporation of the Company, the Debentures, the Series A Preferred Stock, the Series B Preferred Stock, the Registration Rights Agreement, the Redemption Agreement, the Stock Redemption Agreement and the Shareholders' Agreement and have reviewed such questions of law as we have deemed necessary or appropriate for the purposes of rendering this opinion. As to matters of fact, with your permission and consent, we have relied upon representations and warranties of the Company and

                                       2                          March 30, 2001

the Principal Shareholders set forth in the Agreement and upon statements, representations or certificates made by the Company and the Principal Shareholders, and we have not conducted any independent investigation of any matter of fact. We have also examined, and, with your permission and consent, are relying upon the accuracy of, without independent investigation or confirmation: (i) such certificates of public officials (including, without limitation, a good standing certificate from the office of the Secretary of State of the State of New York) and (ii) such other documents, certificates and records as we have deemed necessary in connection with the opinions hereinafter set forth.

            In rendering our opinions, with your permission and consent, we have assumed without any independent investigation or confirmation, that:

            (A) all signatures are genuine, all documents and records submitted to us as originals are authentic and complete, all documents and records submitted to us as copies conform, in all respects to the complete originals, including with respect to any recording stamps appearing thereon, any all certificates and reports obtained from officers, representatives or public officials are true, correct and complete;

            (B) each agreement referred to herein has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of each party thereto other than the Company and the Principal Shareholders; and

            (C) neither the Agreement nor any of the Related Agreements has been amended, modified, terminated or revoked in any respect, and each of such agreements remains in full force and effect as of the date hereof, and no such document is subject to rescission, reformation or avoidance for fraud, duress or mistake.

            Based solely upon the foregoing, and subject to the exceptions, qualifications, limitations and assumptions more particularly herein set forth, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted.

      2. The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of the Agreement and the Related Agreements and the consummation of the transactions contemplated therein, and for the due authorization, issuance and delivery of the Securities. The issuance of the Securities and the issuance of the Conversion Shares does not require any further corporate action and is not subject to any pre-emptive right, right of first refusal or the like as may be imposed by statute or by any provision of the Company's charter or by-laws. The Agreement and the Related Agreements are each a valid and binding obligation of

                                        3                         March 30, 2001

the Company, enforceable in accordance with its respective terms, except its enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except its enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      3. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company or the Principal Shareholders in connection with the execution, delivery and performance of the Company or the Principal Shareholders of the Agreement, any of the Related Agreements and any other agreements or instruments executed by the Company or the Principal Shareholders in connection therewith, or in connection with the issuance of the Securities and the issuance of the Conversion Shares, except for (i) those which have already been made or granted, and (ii) the filing of registration statements with the Commission and any applicable state securities commission as specifically provided for in the Registration Rights Agreement.

      4. Immediately prior to the Closing, the authorized capital stock of the Company consists of 200 shares of Common Stock, of which 200 shares are validly issued and outstanding and held of record by the Persons set forth on
Schedule 2.4 attached to the Agreement, free and clear of all liens, security interests, restrictions on transfer and other encumbrances as may be imposed by statute or by any provision of the Company's charter or by-laws, except for those imposed by federal and state securities or "blue sky" laws and except for those imposed pursuant to any Related Agreement. Immediately after the Closing, the authorized capital stock of the Company will consist of (a) 400 shares of Common Stock, 150 of which will be issued and outstanding and held of record by the Persons set forth on Schedule 2.4 attached to the Agreement; (b) 1,000,050 shares of preferred stock, par value $0.01, of the Company, of which (i) 1,000,000 such shares will be Series A Preferred Stock with the rights, terms and privileges set forth in Exhibit B attached to the Agreement, and of which 1,000,000 shares will be issued and outstanding and held of record by the Purchasers as set forth on Schedule 1.1 to the Agreement; and (ii) 50 such shares will be Series B Preferred Stock with the rights and privileges set forth in Exhibit B attached to the Agreement, and of which 50 shares will be issued and outstanding and held of record by the purchasers as set forth in Schedule
1.1 of the Agreement. Immediately after the Closing, 50 shares of Common Stock shall be reserved for issuance as the Conversion Shares. All issued and outstanding shares of capital stock are duly and validly authorized and issued. The Securities and the Conversion Shares, when issued in accordance with the terms of the Agreement, will be duly and validly authorized, validly issued and fully paid and nonassessable and free from any restrictions on transfer as may be imposed by statute or by any provision of the Company's charter or by-laws, except the restrictions imposed by federal and state securities or "blue sky" laws and except for those imposed pursuant to any Related Agreement.

      5. Neither (i) the execution, delivery or performance of this Agreement and the

                                       4                          March 30, 2001

Related Agreements, (ii) consummation of the transactions contemplated thereby, nor (iii) the offer, issuance, sale or delivery of the Securities and Conversion Shares or (iv) the redemption of the Redemption Shares, will, with or without the giving of notice or passage of time, or both, violate, or result in a breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of the Company's charter or by-laws, or any statute or rule or regulation of law by which the Company is bound or to which any of its properties are subject, except for in each case for violations, breaches, defaults, encumbrances or losses which would not have a Material Adverse Effect.

      6. The issuance, sale and delivery of the Conversion Shares and the Securities at the Closing, under the circumstances contemplated by the Agreement, are exempt from the registration requirements of the Securities Act of 1933, as amended.

            With your permission and consent, the opinions expressed above are subject to the following qualifications, assumptions and exceptions:

            (a) We express no opinion with respect to limitations imposed by law, public policy or court decisions upon the availability of the remedy of specific performance, injunctive relief and other equitable remedies, whether sought in legal or equitable proceedings.

            (b) We express no opinion with respect to the invalidity or unenforceability of any provision which expressly or implicitly constitutes any party as the attorney-in-fact of another.

            (c) We express no opinion as to the enforceability of provisions of the Agreement and the Related Agreements providing for the indemnification of or contribution to a party with respect to a liability arising under federal or state securities laws or where such indemnification or contribution is contrary to public policy.

            (d) The foregoing opinions are limited to the specific issues addressed and to laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any matter or, of any change in, such laws or in the interpretations thereof which may occur after the date hereof.

            (e) With respect to our opinion set forth in clause (iv) of Paragraph 5 above, we have assumed that the Company is not insolvent, and will not be made insolvent upon the consummation of the transactions contemplated by the Agreement and the Related Agreements, and that the purchase of the Redemption Shares by the Company will be made out of surplus (as such term is defined in Section 102(a)(13) of the Business Corporation Law of the State of New York) of the Company.

            (f) We are members of the Bar of the State of New York and do not purport to be experts in the laws of any jurisdiction other than the State of New York, the federal securities laws, and the General Corporation Law of the State of Delaware, and our opinions set forth above are limited to the laws of such jurisdictions, and we express no opinion as to the laws of any other jurisdiction and we assume no responsibility for the applicability or effect of the law or any other jurisdiction. With respect to our opinion as to enforceabilty which is set forth in the last sentence of Paragraph 2 above, with your permission, we have assumed that the laws of the Commonwealth of Massachusetts are the same as the laws of the State of New York.

            (g) We have exclusively relied, without independent investigation, on a certificate of the Company in respect to matters relating to payments for shares of Common Stock issued by the Company.

            Our opinions as they relate to New York and federal statutes are based upon a review of those New York and federal statutes, rules and regulations as in effect on the date hereof which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.

            This opinion is solely for the benefit of the addressees hereof and may not be relied upon by any other person or party or in any other context without our prior written consent.

                                Very truly yours,

                                    EXHIBIT E

                          REGISTRATION RIGHTS AGREEMENT

      AGREEMENT, made as of the__________day of March, 2001, by and among Sybari Software, Inc., a New York corporation (the "Company"), those persons set forth on Schedule 1 as Investors (each an "Investor" and collectively the "Investors"), and those persons whose names appear on the signature page hereof and who are designated as shareholders other than the Investors (the "Non-Investor Shareholders" and, together with the Investors, the "Shareholders").

      WHEREAS, the Investors are acquiring an aggregate of 1,000,000 shares of Series A Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") and 50 shares of Series B Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"), pursuant to the terms of Securities Purchase and Redemption Agreement dated as of the date hereof among the Company, the Investors and the Non-Investor Shareholders (the "Purchase Agreement"); and

      WHEREAS, it is a condition to the obligations of the Investors under the Purchase Agreement that this Agreement be executed by the parties hereto in order to provide the Investors with certain registration rights with respect to the shares Series B Preferred Stock being purchased by the Investors under the Purchase Agreement, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

      1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

      "Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Act.

      "Common Stock" means the Common Stock, par value $.01 per share of the Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Holder" means the person who is then the record owner of Registrable Securities which have not been sold to the public.

      "Registrable Securities" means (i) all shares of Common Stock now owned or hereafter acquired by any Investor, (ii) all shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock, (iii) all shares of Common Stock now owned or hereafter acquired by the Non-Investor Shareholders, and (iv) any Common Stock issued in respect of the shares described in clauses
(i), (ii) or (iii) upon any stock split, stock dividend, recapitalization or other similar event.

      The term "register" means to register under the Act and applicable state securities laws for the purpose of effecting a public sale of securities.

      "Registration Expenses" means all expenses incurred by the Company in compliance with Sections 2, 3 or 5 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Company, blue-sky fees and expenses, fees of transfer agents and registrars, reasonable fees and disbursements of one counsel for all the selling Holders, and the expense of any special audits incident to or required by any such registration.

      "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

      2.    Requested Registrations

            (a) If at any time after the earlier of (i) six (6) months after the date of the initial public offering by the Company of its Common Stock or
(ii) September 30, 2002, the Company shall receive from one or more Investors a written request that the Company effect the registration of Registrable Securities the Company will:

                  (i) promptly give written notice of the proposed registration to all other Holders; and

                  (ii) as soon as practicable, use all commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as are specified in such request, together with such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company. If the underwriter managing the offering advises the Holders who have requested inclusion of their Registrable Securities in such registration that marketing considerations require a limitation on the number of shares offered, such limitation or cut-back shall be imposed as follows: (i) shares of the Non-Investor Shareholders who requested inclusion of Registrable Securities in such registration pursuant to Section 3 hereof shall be excluded, pro rata on the basis of the shares requested to be included by each until such time as the Investors have received aggregate proceeds from prior sales of their Registrable Securities and any sales proposed hereunder equal to $30,000,000; and (ii) shares of all Holders who requested inclusion of Registrable Securities in such registration shall be excluded, pro rata on the basis of the shares requested to be included by each. The Company shall not be obligated to effect, or take action to effect, any such registration pursuant to this
            Section 2(a):

                        (A) If the Board of Directors of the Company determines in good faith, after consultation with and acting upon the advice of outside counsel, which advice and dependence thereon shall be recorded in the minutes of the Board, and the Chief Executive Officer execute an officer's certificate to such effect, that (I) it is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization, or other material transaction by or of the Company or concerning pending or threatened litigation and (II) disclosure of such information would jeopardize any such transaction or litigation and would be seriously detrimental to the Company provided, however, that no single black-out period will be longer than ninety (90) calendar days; provided, further, however, that no black-out period may be imposed by the Company during the first thirty (30) calendar days after the effectiveness of the registration statement filed pursuant to this Section 2, and, provided, further, that the Company shall only declare one black out period in any twelve (12) consecutive month period. The period of effectiveness of any registration statement in effect at the time of a black-out period and the termination period under shall be extended for a period equal to the black-out period;

                        (B) If the Company has effected a registration less than 180 days prior to the effective date of the registration to be effected pursuant to this Section 2(a) or if the Company has commenced preparation of a registration statement and has notified the Holders in writing that it intends to file such registration statement within thirty (30) days of such notification; provided that, in the event the Company fails to file such registration statement within such thirty (30) day period or such shorter period as may be specified in such notice, the Company shall be required to effect the registration requested by the Holders as soon as is practicable thereafter, but in no extent less than thirty (30) days thereafter, provided, further, that the Company may not fail to file a registration statement pursuant to this Subsection (B) for a period of more than 180 days in any consecutive twelve (12) month period;

                        (C) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                        (D) After the Company has effected two (2) such registrations on behalf of the Investors (an "Investor Registration") pursuant to this Section 2(a) and, such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed and the Investors shall have sold all of the Registrable Securities included by them in such registration, provided, that any registration proceeding commenced pursuant to this Section 2(a) that is subsequently withdrawn at the request of a majority of the Investors shall count towards the Investor Registrations; or

                        (E) If the Registrable Securities requested by one or more Holders to be registered pursuant to such request have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of less than $5,000,000.

            (b)   The underwriter of any underwriting requested under this
Section 2 shall be selected the Company, which underwriter must be reasonably acceptable to Holders holding a majority of the Registrable Securities to be included therein.

      3.    "Piggy Back" Registrations.

            (a) If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights (subject to the provisions of Section 2), other than a registration relating solely to employee benefit plans or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities or pursuant to Form S-4, the Company will:

                  (i) Promptly give to each Holder of Registrable Securities written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

                  (ii) Use its best efforts to include in such registration all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the date of delivery of the written notice from the Company described in clause (i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement and the registration was for the Company's account, then the Company may offer all of the securities it proposes to register for its own account and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed as follows:
            (i) first shares of the Non-Investor Shareholders who requested inclusion of Registrable Securities in such registration pursuant to
            Section 4 hereof shall be excluded until such time as the Investors shall have received aggregate proceeds from prior sales of their Registrable Securities and any sales pursuant to Section 2(a) equal to $30,000,000, pro rata on the basis of the shares requested to be included by each; and (ii) next shares of the Investors who requested inclusion of Registrable Securities in such registration shall be excluded, pro rata on the basis of the shares requested to be included by each; provided, however, that in the event such underwriter reasonably advises the Holders who have requested inclusion of their Registrable Securities in such registration that marketing considerations require a limitation on the number of shares offered by specific Holders, such limitation shall be imposed in accordance with the underwriter's advice. If the registration is for the account of another security holder under Section 2, then the cutback shall be in accordance with the provisions of Section 2.

            (b) The Company shall select the underwriter for an offering made pursuant to this Section 3; provided that such underwriter must be reasonably acceptable to the Holders of a majority of the Registrable Securities being registered in such offering.

      4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 2, 3, or 5 shall be paid by the Company. All Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by the holders of the securities registered, pro rata on the basis of the number of their shares so registered.

      5. Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Agreement, the Investors shall each have unlimited rights to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders).

      6. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder of Registrable Securities included in such registration advised in writing as to the initiation of each registration and as to the completion thereof. At its sole expense, the Company will do the following for the benefit of such Holders:

            (a) Keep such registration effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Act and applicable state securities laws provided, however, that (A) such 120 day period shall be extended for a period of time equal to the period during which the Holders refrain from selling any securities included in such registration in accordance with provisions in Section 2(a) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120 day period shall be extended until all such Registrable Securities are sold, provided that Rule 415 promulgated by the Commission pursuant to the Act, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by
Section 10(a) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to
Section 12 or 15(d) of the Exchange Act in the registration statement;

            (b) Use its best efforts to register or qualify the Registrable Securities covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling shareholders may reasonably request; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

            (c) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

            (d) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and is entered into by the Holder and provided further that, if the underwriter so requests, the underwriting agreement will contain customary contribution provisions on the part of the Company;

            (e) To the extent then permitted under applicable professional guidelines and standards, use its best efforts to obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered in a public issuance of securities, in each case addressed to the Holders, and provide copies thereof to the Holders; and

            (f) Permit the counsel to the selling Holders whose expenses are being paid pursuant to Section 4 hereof to inspect and copy such corporate documents as it may reasonably request.

      7.    Indemnification.

            (a) The Company will, and hereby does, indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

            (b) Each Holder will, if Registrable Securities held by him, her or it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each person controlling the Company, each underwriter and each person who controls any such underwriter, each Holder and each person controlling such Holder, and their respective directors, officers, partners, persons, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder upon sale of his, her or its securities.

            (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 7 (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (i) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and (ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall not be required to expend its funds in connection with such assistance.

            (d) No Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under Section 2 or 3 which imposes indemnification or contribution obligations on such Holder more onerous than those imposed hereunder; provided, however, that the Company shall not be deemed to breach the provisions of Section 2 or 3 if a Holder is not permitted to participate in a registration on account of his, her or its refusal to execute an underwriting agreement on the basis of this subsection (d).

      8. Lock-up Agreement. If requested by the Underwriter in any registered public offering by the Company, the Shareholders agree not to sell or otherwise transfer any Registration Securities for such period of time after the date of such offering as may be requested by the underwriter, but in no event to exceed 180 days from the close of the initial registered public offering and ninety
(90) days from the close of any subsequent registered public offering, provided that all executive officers, directors and two percent (2%) shareholders of the Company enter into similar agreements, and each Shareholder is released from such lock up agreement on a pro rata basis with any other Shareholder, officer, director or two percent (2%) shareholder released from its lock up agreement.

      9. Information by Holder. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement or otherwise required by applicable state or federal securities laws.

      10. Limitations on Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors, enter into any agreement with any holder or prospective holder of any securities of the Company which would give any such holder or prospective holder
(a) the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not limit the number of Registrable Securities sought to be included by the Holders of Registrable Securities or reduce the offering price thereof; or (b) the right to require the Company to initiate any registration of any securities of the Company.

      11. Exception to Registration. The Company shall not be required to effect a registration under this Agreement if such Holders may sell without registration under the Act all Registrable Securities for which they requested registration under the provisions of the Act and in the manner and in the quantity in which the Registrable Securities were proposed to be sold; provided that this Section 11 shall not apply to sales made under Rule 144(k) or any successor rule promulgated by the Commission until after the effective date of the Company's initial registration of shares under the Act. Notwithstanding the foregoing, in no event shall the provisions of this Section 11 be construed to preclude a Holder of Registrable Securities from exercising rights under Section 3 for a period of three years after the effective date of the Company's initial registration of shares under the Act.

      12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Act) to the public without registration, the Company agrees to:

            (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after ninety (90) days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

            (c) so long as an Investor owns any restricted securities, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as an

Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

      13. Listing Application. If shares of any class of stock of the Company shall be listed on a national securities exchange, the Company shall, at its expense, include in its listing application all of the shares of the listed class then owned by any Investor and any Non-Investor Shareholder.

      14. Damages. The Company recognizes and agrees that the Holder of Registrable Securities shall not have an adequate remedy if the Company fails to comply with the provisions of this Agreement, and that damages will not be readily ascertainable, and the Company expressly agrees that in the event of such failure any Holder of Registrable Securities shall be entitled to seek specific performance of the Company's obligations hereunder and that the Company will not oppose an application seeking such specific performance.

      15.   Miscellaneous.

            (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.

            (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be (i) mailed by certified or registered mail, return receipt requested, postage prepaid (ii) sent by hand delivery,
(iii) sent by facsimile, or (iv) sent by overnight courier addressed as follows:

            If to the Company, any Non-Investor Shareholder or any Investor, at the address of such party set forth on Schedule I hereto or the most recent address as is shown on the stock records of the Company; and

            If to any subsequent Holder of Registrable Securities, to it at such address as may have been furnished to the Company in writing by such Holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Holder of Registrable Securities) or to the Holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

            (c) This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

            (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company, the Investors holding at least fifty-one percent (51%) of the outstanding Registrable Securities held by the Investors and the Non-Investor Shareholders holding at least fifty-one percent (51%) of the outstanding Registrable Securities held by the Non-Investor Shareholders.

            (e) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                              * * * * * * * * * *

                              SYBARI SOFTWARE, INC.

                          REGISTRATION RIGHTS AGREEMENT

                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, this Agreement has been executed as an instrument under SEAL as of the date and year first above written.

                                            COMPANY:

                                            SYBARI SOFTWARE, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            INVESTORS:

                                               Summit Ventures V, L.P.

                                               By: Summit Partners V, L.P.
                                                   Its General Partner

                                                   By: Summit Partners, LLC
                                                       Its General Partner

                                                   By: _________________________
                                                       Member

                                               Summit V Companion Fund, L.P.

                                               By: Summit Partners V, L.P.
                                                   Its General Partner

                                                   By: Summit Partners, LLC
                                                       Its General Partner

                                                   By: _________________________
                                                       Member

                              SYBARI SOFTWARE, INC.

                          REGISTRATION RIGHTS AGREEMENT

                           COUNTERPART SIGNATURE PAGE

                                          Summit V Advisors Fund, L.P.

                                          By: Summit Partners, LLC
                                              Its General Partner

                                              By: ______________________________
                                                  Member

                                          Summit V Advisors Fund (QP), L.P.

                                          By: Summit Partners, LLC
                                              Its General Partner

                                              By: ______________________________
                                                  Member

                                          Summit Subordinated Debt Fund II, L.P.

                                          By: Summit Partners SD II, LLC
                                              Its General Partner

                                              By: ______________________________
                                                  Member

                                          Summit Investors III, L.P.

                                          By: __________________________________
                                              General Partner

                              SYBARI SOFTWARE, INC.

                          REGISTRATION RIGHTS AGREEMENT

                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, this Agreement has been executed as an instrument under SEAL as of the date and year first above written.

                                                      NON-INVESTOR SHAREHOLDERS:

                                                      __________________________
                                                      Robert G. Wallace

                                                      __________________________
                                                      Tobias Berman

                                                      __________________________
                                                      Gregory A. Tetrault

                                                      __________________________
                                                      Patrick A. FitzMaurice

                                                      __________________________
                                                      Kenneth Toole

                                                      __________________________
                                                      Cheryl M. Levi

                                                      __________________________
                                                      Alexander S. Berman

                                                      __________________________
                                                      Ari D. Berman

                                                      __________________________
                                                      Thomas Buoniello

                                                      __________________________
                                                      Rocco Donnino

                                   SCHEDULE 1

Name and Address

COMPANY

Sybari Software, Inc.
353 Larkfield Road
East Northport,NY 11731
Attn: President
Facsimile: (631)630-8551

INVESTORS

Summit Ventures V, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Companion Fund, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Advisors Fund, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Advisors Fund (QP), L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit Subordinated Debt Fund II, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit Investors III, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

NON-INVESTORS SHAREHOLDERS

Robert A. Wallace
________________________
________________________
________________________

Tobias Berman
________________________
________________________
________________________

Gregory A. Tetrault
________________________
________________________
________________________

Patrick A. FitzMaurice
________________________
________________________
________________________

Kenneth Toole
________________________
________________________
________________________

Cheryl M. Levi
________________________
________________________
________________________

Alexander S. Berman
________________________
________________________
________________________

Ari D. Berman
________________________
________________________
________________________

Thomas Buoniello
________________________
________________________
________________________

Rocco Donnino
________________________
________________________
________________________

                                    EXHIBIT F

                             SHAREHOLDERS' AGREEMENT

      AGREEMENT, made as of the_____day of March, 2001, by and among Sybari Software, Inc., a New York corporation (the "Company"), those persons identified on the signature page hereof as Founders (the "Founders") and those persons identified on the signature page hereof as current employees of the Company and those persons who are employees of the Company who hereafter acquires shares of Common Stock and become parties to this Agreement (the "Employee Shareholders" collectively with the Founders, the "Non-Investor Shareholders"), and the Investors listed on the signature pages hereto as an investor shareholder, (each individually an "Investor" and collectively, the "Investors" and, together with the Non-Investor Shareholders, the "Shareholders").

      WHEREAS, the Investors are acquiring an aggregate of 1,000,000 shares of Series A Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") and 50 shares of Series B Convertible Redeemable Preferred Stock, par value $.01 per share of the Company (the "Series B Preferred Stock" and at times together with the Series A Preferred Stock, the "Preferred Stock"), pursuant to the terms of a Securities Purchase and Redemption Agreement, dated as of the date hereof, by and among the Company, the Investors and the Founders (the "Purchase Agreement");

      WHEREAS, the Non-Investor Shareholders own an aggregate of 150 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"); and

      WHEREAS, it is a condition to the obligations of the parties under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

      NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties hereby agree with each other as follows:

      1. Definition of Shares. As used in this Agreement, "Shares" shall mean and include all shares of the Common Stock, Preferred Stock and other equity securities of the Company now owned or hereafter acquired by a Shareholder including, without limitation, shares of Common Stock issued upon (i) exercise of options now owned or hereafter acquired or (ii) conversion of the Series B Preferred Stock.

      2. Prohibited Transfers and Other Matters. No Non-Investor Shareholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his, her or its Shares except in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, (a) a Non-Investor Shareholder may transfer without the necessity of prior approval all or any of his or her Shares by way of gift to his or her spouse, to any of his or her lineal descendants or ancestors, to any trust for the benefit of any one or more of such Non-Investor Shareholders, or to his or her spouse or his or her lineal descendants or ancestors or charity, provided that with respect to any transfer to a charity or charities the aggregate number of Shares that may be transferred by a Non-Investor Shareholder may not exceed five percent (5%) of the aggregate number of Shares held by such Non-Investor Shareholder as of the date of this Agreement, and (b) a Non-Investor Shareholder may transfer all or any of his or her Shares by will or the laws of descent and distribution; provided that any such transferee under clause (a) and (b) of this Section 2 (referred to herein as "Permitted Transferees") shall agree in writing with the Company and the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Shareholder transferring such Shares.

      3.    Right of First Refusal on Dispositions.

            (a) If at any time a Non-Investor Shareholder (a "Selling Non-Investor Shareholder") desires to sell or otherwise transfer all or any part of his or her Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Selling Non-Investor Shareholder shall submit a written offer (the "Offer") by delivering the Offer to the Investors to sell such Shares (the "Offered Shares") on the terms and conditions, including price, that the Selling Non-Investor Shareholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Non-Investor Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state (i) that the Investors may acquire in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions set forth therein and (ii) if all such Offered Shares are not purchased by the Investors, the Investors who have not purchased any such Offered Shares pursuant to this Section 3 may exercise their rights provided pursuant to Section 4 hereof.

            (b) Each Investor shall have the right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares which any such Investor owns and the denominator of which shall be the aggregate number of Shares owned by the Investors who elect to purchase the Offered Shares. The amount of such Offered Shares that each Investor is entitled to purchase under this Section 3 shall be referred to as its "Pro Rata Fraction."

            (c) The Investors shall have a right of oversubscription such that if any party fails to accept the Offer as to his or its full Pro Rata Fraction, the remaining Investors shall, among them, have the right to purchase up to the balance of the remaining Offered Shares not so purchased. The Investors may exercise such right of oversubscription by accepting the Offer for the remaining Offered Shares as to more than their Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of the Offered Shares available in respect of such oversubscription privilege, the oversubscribing Investors shall be cut back with respect to over-subscriptions on a pro rata basis in accordance with their respective Pro Rata Fraction or as they may otherwise agree among themselves.

            (d) Those Investors who desire to purchase all or any part of the Offered Shares shall communicate in writing their election to purchase to the Selling Non-Investor Shareholder, which communication shall state the number of remaining Offered Shares such parties desire to purchase and shall be provided to the Selling Non-Investor Shareholder within, thirty (30) days of the date the Offer was made. Such communication, together with the communication of the Company specified above, shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to the right of the Investors to purchase more than their Pro Rata Fraction). Sales of such Offered Shares to be sold, to the Investors pursuant to this
Section 3 shall be made at the offices of the Company within sixty (60) days following the date the Offer was made.

            (e) If the Investors do not offer to purchase all of the Offered Shares, all, but not fewer than all, of the Offered Shares may be sold by the Selling Non-Investor Shareholder at any time within 120 days after the date the Offer was made, subject to the provisions of Section 4. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. If the Offered Shares are not sold within such 120-day period, they shall continue to be subject to the requirements of a prior offer pursuant to this Section 3, and may not be transferred except in compliance with the provisions of this Section 3. If Offered Shares are sold pursuant to this
Section 3 to any purchaser who is not a party to this Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement as a precondition of the purchase of such Offered Shares and any Offered Shares sold to such purchaser shall continue to be subject to the provisions of this Agreement.

            (f) If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement as a precondition of the purchase of such Offered Shares and any Offered Shares sold to such purchaser shall continue to be subject to the provisions of this Agreement.

      4.    Right of Participation in Sales.

            (a) If at any time any Non-Investor Shareholder desires to sell all or any part of the Shares owned by him, her or it to any third party (the "Selling Shareholder'") and those Shares to be transferred have not been purchased by the Investors under Section 3, each Investor shall have the right to sell to the third party, as a condition to such sale by the Selling Shareholder, at the same price per share and on the same terms and conditions as involved in such sale by the Selling Shareholder, a pro rata portion of the amount of Shares proposed to be sold to the third party. The "pro rata portion" of Shares which the Investor shall be entitled to sell to the third party shall be that number of Shares as shall equal the number of Shares proposed to be sold to the third party multiplied by a fraction, the numerator of which is the aggregate of all Shares which the Investor wishing to participate in the sale then holds or has the right to acquire upon exercise of options or warrants which are then exercisable, and the denominator of which is the aggregate of all Shares which are held by all investors wishing to participate in any sale under this Section 4, including the Selling Shareholder, or which such Persons have the right to acquire upon exercise of options or warrants which are then exercisable.

            (b) If the Selling Shareholder wishes to make a sale to a third party which is subject to this Section 4, the Selling Shareholder shall, after complying with the provisions of Section 3, give to each Investor notice of such proposed sale, and stating that all Shares were not purchased pursuant to the Offer as discussed in Section 3. Such notice shall be given at least twenty (20) days prior to the date of the proposed sale to the third party. Each Investor wishing to so participate in any sale under this Section 4 shall notify the Selling Shareholder in writing of such intention within fifteen (15) days after such Non-Investor Shareholder's receipt of the notice described in the preceding sentence.

            (c) The Selling Shareholder and each participating Investor shall sell to the third party all, or at the option of the third party, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the third party than those in the notice provided by the Selling Shareholder under subparagraph (b) above; provided, however, that any purchase of less than all of such Shares by the third party shall be made from the Selling Shareholder and each participating Investor pro rata based upon the relative number of the Shares that the Selling Shareholder and each participating Shareholder is otherwise entitled to sell pursuant to Section 4(a).

            (d) If any Shares are sold pursuant to this Section 4 to any purchaser who is not a party to this Agreement, the purchaser of such Shares shall execute a counterpart of this Agreement as a precondition to the purchase of such Shares and such Shares shall continue to be subject to the provisions of this Agreement.

      5.    Right of Purchase.

            (a) The Company hereby grants to the Non-Investor Shareholders and the Investors (each a "Participating Shareholder") so long as such Participating Shareholder shall own any Shares, of record or beneficially, the right to purchase all or part of such Participating Shareholder's pro rata share of New Securities (as defined below) which the Company, from time to time, proposes to sell and issue. Such Participating Shareholder's pro rata share, for purposes of this purchase right, is the ratio of the number of Shares which such Participating Shareholder owns or has the right to acquire from the Company upon exercise of options (to the extent then vested) to the total number of Shares then owned by all Shareholders and all Shares issuable upon the exercise of options and warrants. Each Participating Shareholder shall have a right of over-allotment pursuant to this Section 5 such that to the extent any Participating Shareholder does not exercise his or its purchase right in full hereunder, such additional shares of New Securities which such Shareholder did not purchase may be purchased by the other Participating Shareholders.

            (b) For purposes of this Agreement, "New Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock, issued on or after the date hereof; provided that the term "New Securities" does not include (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision or combination of shares of Common Stock, (ii) Series A Preferred Stock or Series B Preferred Stock issued as a dividend to holders of Series A Preferred Stock or Series B Preferred Stock, respectively, or upon any stock split, subdivision or combination of Series A Preferred Stock or Series B Preferred Stock, (iii) options or warrants (or shares of Common Stock issuable upon exercise thereof) issued pursuant to a Company stock option plan approved by the Compensation Committee of the Company's Board of Directors in accordance with the terms of the Purchase Agreement, (iv) shares of capital stock, options or warrants to purchase shares of capital stock issued in connection with any acquisition approved by the Board of Directors of the Company, (v) any options, warrants or shares of capital stock approved by the Board of Directors for issuance in connection with senior financing extended to the Company and (vi) capital stock issued pursuant to a registration statement filed under the Securities Act of 1933, as amended.

            (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Participating Shareholders written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. The Participating Shareholders shall have twenty (20) business days from the date of receipt of any such notice to agree to purchase up to each Participating Shareholder's pro rata share of such New Securities (and any over-allotment amount pursuant to the operation of Section 5(a) hereof) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

            (d) In the event any Participating Shareholder fails to exercise in full his or its purchase right under this Section 5 (after giving effect to the over-allotment provision of Section 5(a) hereof), the Company shall have 120 days thereafter to sell the New Securities with respect to which such purchase right was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. To the extent the Company does not sell all the New Securities offered within said 120 day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to the Participating Shareholders in the manner provided above.

            (e) The rights granted to the Participating Shareholders under this Section 5 shall expire immediately prior to, and shall not apply in connection with, the consummation of the first Qualified Public Offering (as defined in Section 9 hereof).

      6.    Election of Directors.

            (a) At each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Shareholders shall vote all Shares owned by them for the election of a Board of Directors consisting of seven (7) directors, designated in the manner designated below (subject to adjustment in accordance with the provisions of this Section 6):

                  (i) two (2) directors shall be designated by the Investors holding a majority of the Shares held by all Investors (which designees shall initially be Thomas S. Roberts and John R. Carroll) (individually an "Investor Director" and collectively the "Investor Directors");

                  (ii) four (4) directors shall be designated by the Shareholders holding a majority of then outstanding Common Stock (which shall be calculated to include the Series B Preferred Stock on an as converted basis) acting as a group (which designees shall initially be Robert G. Wallace, Gregory
A. Tetrault, Tobias Berman, and Patrick A. FitzMaurice (each a "Non-Investor Director, and collectively the Non-Investor Directors");

                  (iii) the remaining director, who shall not be an employee or affiliate of the Company, shall be designated by the Shareholders holding a majority of then outstanding Common Stock (which shall be calculated to include the Series B Preferred Stock on an as converted basis), acting as a group (the "Independent Director"); and

                  (iv)  any director designated pursuant to Sections 6(a)(i),
(ii) and (iii) shall not be subject to removal without the consent of the party or parties appointing such director(s) and upon any removal of such director (including due to the death or disability of such director), the director shall be replaced by the party or parties electing the removed director.

            (b) if at any time the Company shall (i) default in the payment of any principal of or interest on its Debentures due March 30, 2006 (the "Debentures"), when the same becomes due and payable (whether at maturity or at the date fixed for mandatory or optional redemption or prepayment or by acceleration or otherwise); or (ii) default for any reason in its obligation to repurchase the Shares held by the Investors pursuant to the terms of the Redemption Agreement, or (iii) default under any of the covenants contained in Articles III and IV of the Purchase Agreement (each of such defaults described in clauses (i), (ii) and (iii) being hereinafter referred to as a "Default") and such Default shall not have been remedied within thirty (30) days after written notice thereof shall have been received by the Company from the Investors, then the number of directors constituting the Board of Directors shall be increased to either eleven (11) or to a lesser number selected by the Investors and the Investors shall be entitled to designate four (4) additional directors in the event that the number of directors constituting the Board of Directors shall be increased to eleven (11) or, if the Investors designate a smaller Board, such lesser number of additional directors as would allow the Investors to hold a majority of the directorships on the Board of Directors (which directors shall be designated by the Investors owning at least a majority of the Shares held by all Investors), and such right may be exercised at any annual meeting or at any special meeting called for such purpose or at any adjournment thereof, or by written consent of the Company's shareholders. The Shareholders agree to promptly take such action as shall be required to fix the number of directors at eleven (11) and for the election of the four (4) additional directors as shall be designated by the Investors.

            (c) The Company shall reimburse all reasonable direct costs and expenses incurred by directors in attending meetings of the Board of Directors of the Company.

      7. Board Committees. The Shareholders shall take all actions, including without limitation, the voting of all their Shares, to cause the provisions of this Section 7 to be satisfied.

            (a) Compensation Committee. There shall be established at all times during the term of this Agreement a Compensation Committee of the Board of Directors (the "Compensation Committee") which shall be comprised of three (3) directors as follows: one (1) of whom shall be an Investor Director; one (1) of whom shall be a Non-Investor Director and one (1) of whom shall be the Independent Director. The Compensation Committee will determine the compensation of all senior employees and consultants of the Company (including salary, bonus, equity participation and benefits); provided that no member of the Compensation Committee may vote on his own compensation. The compensation of senior employees and consultants shall be reviewed by the Compensation Committee on an annual basis, and the decision by a unanimous vote of all members of the Compensation Committee will control the Committee's actions.

            (b) Audit Committee. There shall be established at all times during the term of this Agreement an Audit Committee of the Board of Directors (the "Audit Committee") which shall be comprised of three (3) directors as follows: one (1) of whom shall be an Investor Director, one (1) of whom shall be a Non-Investor Director and one (1) of whom shall be the Independent Director. The Audit Committee shall, among other things, select, from time to time, the Company's auditors and monitor review of the audit process.

      8. Insurance. The Company shall at all times uses its commercially reasonable efforts to maintain for the benefit of its officers and directors liability insurance in scope and amount, and from an insurer, reasonably acceptable to the Investors.

      9. Term. This Agreement shall terminate on the earlier to occur of (a) other than Section 4 hereof, immediately prior to consummation of a Qualified Public Offering (as defined below), (b) such date as all Shares owned by the Investors and their transferees have been repurchased or redeemed by the Company, or (c) the tenth anniversary of the date of this Agreement. A "Qualified Public Offering" means an underwritten public offering by the Company of its Common Stock pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Act"), in which (i) the aggregate proceeds to the Company equal at least $50,000,000, (ii) the price per share of Common Stock equals or exceeds three (3) times the original purchase price of the Series B Preferred Stock and (iii) in which all of the Series A Preferred Stock has been redeemed and all amounts due and owing under the Debentures have been paid in full.

      10. Failure to Deliver Shares. If any Shareholder becomes obligated to sell any Shares to another Shareholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such other Shareholder may, at its option, in addition to all other remedies it may have, send to the defaulting Shareholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the defaulting Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other Shareholder, a new certificate or certificates representing such Shares, and thereupon all of the defaulting Shareholder's rights in and to such Shares shall terminate.

      11. Specific Enforcement. Each Shareholder expressly agrees that the other Shareholders and the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the other Shareholders and the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

      12. Legend. Each certificate evidencing any of the Shares now owned or hereafter acquired by the Shareholders shall bear in addition to any other legends required by other agreements or by law a legend substantially as follows:

      "Any sale, assignment, transfer or other disposition of the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Shareholders' Agreement dated as of March 30, 2001. A copy of said Agreement is on file with the Secretary of the Corporation."

      13. Notices. Notices given hereunder shall be deemed to have been duly given (i) on the date of personal delivery, (ii) one day after deposit with Federal Express or other overnight courier, or (iii) on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on Schedule I hereto or such other address as the addressee may subsequently notify the other parties of in writing.

      14. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided, however, that Investors owning at least a majority of the Shares owned by all Investors may effect any such waiver, modification, amendment or termination on behalf of all of the Investors, and Non-Investor Shareholders owning at least a majority of the Shares owned by all Non-Investor Shareholders may effect any such waiver, modification, amendment or termination on behalf of all of the Non-Investor Shareholders. Each of the Shareholders represents that he, she or it is not a party to any other agreement which would prevent him, her or it from performing his. her or its obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

      15. Governing Law; Successors and Assigns. This Agreement shall be governed by the internal laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties, provided that no Non-Investor Shareholder shall be permitted to assign its rights to designate a director under Section 7 hereof.

      16. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      17. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

      18. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                     * * *

                             SHAREHOLDERS' AGREEMENT

                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, this Agreement has been executed as an instrument under SEAL as of the date and year first above written.

                                      COMPANY:

                                      SYBARI SOFTWARE, INC.

                                      By:______________________________________
                                         Name:
                                         Title:

                                      NON-INVESTOR SHAREHOLDERS:

                                      ____________________________________
                                      Robert G. Wallace

                                      ____________________________________
                                      Gregory A. Tetrault

                                      ____________________________________
                                      Tobias Herman

                                      ____________________________________
                                      Patrick A. FitzMaurice

                                      ____________________________________
                                      Kenneth Toole

                                      ____________________________________
                                      Cheryl M. Levi

                                      ____________________________________
                                      Alexander S. Berman

                                      ____________________________________
                                      Ari D. Berman

                            SHAREHOLDERS' AGREEMENT

                           COUNTERPART SIGNATURE PAGE

                                      ____________________________________
                                      Thomas Buoniello

                                      ____________________________________
                                      Rocco Donnino

                                      INVESTORS:

                                      Summit Ventures V, L.P.

                                      By: Summit Partners V, L.P.
                                          Its General Partner

                                          By: Summit Partners, LLC
                                              Its General Partner

                                          By: ___________________________
                                              Member

                                      Summit V Companion Fund, L.P.

                                      By: Summit Partners V, L.P.
                                          Its General Partner

                                          By: Summit Partners, LLC
                                              Its General Partner

                                          By: ___________________________
                                              Member

                             SHAREHOLDERS' AGREEMENT

                           COUNTERPART SIGNATURE PAGE

                                      Summit V Advisors Fund, L.P.

                                      By: Summit Partners, LLC
                                          Its General Partner

                                          By: __________________________________
                                              Member

                                      Summit V Advisors Fund (QP), L.P.

                                      By: Summit Partners, LLC
                                          Its General Partner

                                          By: __________________________________
                                              Member

                                      Summit Subordinated Debt Fund II, L.P.

                                      By: Summit Partners SD II, LLC
                                          Its General Partner

                                          By: __________________________________
                                              Member

                                      Summit Investors III, L.P.

                                      By: ______________________________________
                                          General Partner

                                   SCHEDULE 1

COMPANY

Sybari Software, Inc.
353 Larkfield Road
East Northport, NY 11731
Attn: President
Facsimile: (631) 630-8551

NON-INVESTOR SHAREHOLDERS

Robert G. Wallace
_________________________
_________________________
_________________________

Tobias Berman
_________________________
_________________________
_________________________

Gregory A. Tetrault
_________________________
_________________________
_________________________

Patrick A. FitzMaurice
_________________________
_________________________
_________________________

Kenneth Toole
_________________________
_________________________
_________________________

Cheryl M. Levi
_________________________
_________________________
_________________________

Alexander S. Berman
_________________________
_________________________
_________________________

Ari D. Berman
_________________________
_________________________
_________________________

Thomas Buoniello
_________________________
_________________________
_________________________

Rocco Donnino
_________________________
_________________________
_________________________

INVESTORS

Summit Ventures V, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Companion Fund, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Advisors Fund, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Advisors Fund (QP), L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit Subordinated Debt Fund II, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit Investors III, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

                                   EXHIBIT G

                                   AGREEMENT

      AGREEMENT made as of this ____________ day of _______________________ ; by and between Sybari Software, Inc., a Corporation organized and existing under the laws of the State of New York, its successors and assigns, having its principal place of business at 353 Larkfield Road, E. Northport, NY 11731 ("SYBARI"), and __________________________________ his heirs and assigns, with an address at _______________________, _____________________________(
hereinafter "Individual").

      NOW, THEREFORE, the parties hereto mutually agree as follows:

1. PREAMBLE. Sybari engages Individual's services and Individual desires to be engaged by Sybari in connection with certain aspects of the creation, development, testing, marketing and/or manufacture of a variety of products and processes for Sybari and for Sybari clients (the "Products"); and, Individual will prepare, write, create, or develop certain materials or works pursuant to Sybari's specifications and transfers all of his right title and interest to such materials or works including all know-how, ideas, techniques, designs, formula, algorithms, source code, object code, computer programs, inventions, improvements, discoveries, ideas, documents, files, data, and concepts in connection with the Products (the "Work"); and,

In connection with such services, Individual may be given access to, generate, or otherwise come into contact with certain proprietary and/or confidential information of Sybari and Sybari clients; and, Individual and Sybari desire to prevent the dissemination or misuse of such information; and, This Agreement in no way changes, modifies or alters any Sybari employee manual or similar document.

2. SERVICES. Sybari hereby engages Individual's services and Individual hereby accepts, upon the terms and conditions contained herein at the compensation set from time to time by Sybari, which may be modified from time to time by notice to Individual by Sybari. While providing services to Sybari, Individual shall: faithfully and diligently serve Sybari's interests; and, use his best efforts to perform those services specified by Sybari. Individual acknowledges that the services to be performed herein are personal in nature and that Individual shall perform all services. Any waiver of compensation by Individual, shall not negate Individual's obligations set forth herein.

3. WARRANTIES. Individual hereby represents and warrants: he is the creator of the Works; the Works are his sole, exclusive and original work; he has full rights and power to enter into this Agreement; there exists no adverse claim to or in the Works; that the Works have not been previously assigned, pledged or otherwise encumbered; that the Works have not been previously published in any form; that the Works are not in the public domain; that the Works do not and will not infringe any statutory or common law rights, copyrights, trademarks, patents or other personal or property right whatsoever; that the Works do not contain any libelous, scandalous or obscene matter or matter otherwise contrary to law; and, that the Works do not contain any recipes, formulas or instructions that would be injurious to the health of a user. These warranties are continuing and shall survive termination and/or expiration of this agreement.

4. INDEMNIFICATION. In the event of any claim, action or proceeding based upon an alleged violation of any of the foregoing warranties: i) Sybari shall have the right to defend same through counsel of its own choosing; ii) Individual shall have the right (at its own expense) to participate in the defense with counsel of his own choosing; and iii) Individual shall hold harmless Sybari, Sybari's clients, any seller or licensee of the Work, against any damages and expenses (including reasonable counsel fees and the cost of any settlement). Sybari shall promptly notify Individual of any such claim, action or proceeding; Individual shall fully cooperate in the defense thereof; and Sybari may withhold payment of reasonable amounts due Individual under this or any other agreement between Sybari and Individual. This indemnification is continuing and shall survive termination and/or expiration of this agreement.

5. DUTY TO DISCLOSE TO SYBARI. The term "Work" shall include: all inventions, improvements, discoveries and ideas (whether or not patentable), copyrights, trademarks and trade secrets which are made, conceived or first reduced to practice by Individual whether done solely or jointly with Sybari or other persons associated with, employed by, contracted by Sybari or clients of Sybari or result from suggestions or observations made during the term of this Agreement that relate to Sybari or a client of Sybari businesses, research and investigations. Individual further agrees to promptly disclose to Sybari, or its

Sybari Software, Inc.                        Employee Confidentiality Agreement
designee, any Works as soon as Individual becomes aware of the existence of such Work.

6. CONFIDENTIALITY. Individual recognizes and acknowledges that the Products which Sybari owns, plans or develops, whether for its own use or for use by others, are confidential and are the property of Sybari. Individual further recognizes and acknowledges that in order to enable Sybari to perform services for its clients and to develop new Products, Sybari may be furnished confidential information concerning business affairs, plans, property, methods of operation, data, trade secrets, actual or anticipated business, suppliers, consultants, clients, licensees, affiliates, know-how, designs, formulae, research, strategies and information of third parties all of which are not generally known by the public. Individual recognizes that such information must be kept confidential (hereinafter collectively "Confidential Information"). The term Confidential Information shall include all Work as defined herein.

7. NON-DISCLOSURE. Individual agrees that, except as directed by Sybari. Individual will not at any time, whether during or after his services with Sybari, disclose to any person or use any Confidential Information, or permit any person to examine and/or make copies of any documents which contain or are derived from Confidential Information, whether prepared by Individual or otherwise coming into Individual's possession or control without the prior written permission of Sybari.

8. POSSESSION. Individual agrees that upon request by Sybari, and in any event upon termination and/or expiration of this agreement, Individual shall turn over to Sybari all documents, papers or other material in his possession or under his control which may contain or be derived from Confidential Information, together with all documents, notes, Works or other work product which is connected with or derived from Individual's services to Sybari whether or not such material is at the date hereof in Individual's possession. Individual agrees that Individual shall have no proprietary interest in any Work or work product developed or used by Individual and arising out of his services rendered to Sybari. Individual shall, from time to time as may be requested by Sybari, do all things which may be necessary to establish or document Sybari's ownership of any such Work or work product, including, but not limited to execution of appropriate copyright, patent or trademark applications or assignments. Individual hereby appoints Sybari, and Sybari's designee, as my attorneys-in-fact and authorized agent to execute document on my behalf for this purpose.

9. COPYRIGHT OWNERSHIP. Individual expressly agrees that the Works are to be considered "works made for hire" within the meaning of the Copyright laws of the United States in effect on or after the Work's date of creation, and that Sybari is to be considered the author of the Works and the material contained therein and entitled to copyright and all other rights therein throughout the world, including but not limited to the right to make such changes therein and such uses thereof, including use in any derivative works, as Sybari may determine; and that any and all rights of Individual therein capable of transfer are expressly transferred hereby to Sybari.

10. COPYRIGHT ASSIGNMENT. If, however, the Works are deemed not to be a "works made for hire" under applicable laws, Individual, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, hereby grants and assigns to Sybari, its successors and assigns, as of the Works' date of creation, all his right, title and interest in and to the Works, and the material contained therein, including but not limited to the copyrights therein throughout the world; the right to secure all applications, renewals, extensions and revisions of such intellectual property rights, pursuant to the laws now and hereafter pertaining thereto; and all other rights in the Works of any nature whatsoever, whether now known or hereafter devised, including but not limited to the right to make such changes therein and such uses thereof, including use in any derivative works, as Sybari may determine.

11. INTELLECTUAL PROPERTY ASSIGNMENT. Individual hereby agrees to assign any and all rights, title and interest in any invention, improvement, discovery, ideas, improvement of an invention, or any Works whether patentable or not, copyright, trademark, trade dress, trade secret, or know-how regarding the subject matter of this Agreement, any services performed by Individual under this Agreement, any Works, work product, Products or Confidential Information.

12. RIGHTS OF PATERNITY OR INTEGRITY. Individual, for good and valuable consideration, specifically waives his Moral Rights, to the extent that they may exist, pursuant to the laws now and hereafter pertaining thereto in and to the Works. Should Individual object to any use of the Works, his sole and exclusive remedy is to notify Sybari of his objection, and Sybari shall immediately delete all references to Individual's name in connection with the Works. For purposes

Sybari Software, Inc.                        Employee Confidentiality Agreement
of this Agreement, Moral Rights means any rights of paternity or integrity, any right to claim authorship of the Works, whether or not such would be prejudicial to Individual's honor or reputation, and any similar right, existing under judicial or statutory law or in any country in the world, or under any treaty, regardless whether or not such right is denominated or generally referred to as a "moral" right.

13. NON-COMPETITION. Individual agrees and covenants that because of the confidential and sensitive nature of the Confidential Information and because the use of, or even the appearance of the use of, the Confidential Information in certain circumstances may cause irreparable damage to Sybari and its reputation, or to clients of Sybari, or to prospective clients of Sybari, Individual shall not, until the expiration of two years after the termination or expiration of this agreement, engage, directly or indirectly, or through any corporations or associates in any business, enterprise or employment which is similar in nature to and directly competitive with Sybari or any Sybari Product developed under this agreement.

14. INDIVIDUAL'S PROHIBITION OF RENDERING SERVICES. If this agreement expires and/or terminates for any reason, Individual shall not, for a period of two years from the date of termination and/or expiration, have any business dealings whatsoever, either directly or indirectly or through corporate entities or associates with any customer, client, vendor, employee, consultant, independent contractor or other assignors of Sybari or its subsidiaries, assigns or related companies or any person or firm which has contacted or been contacted by Sybari as a potential customer, client, vendor, assignor, employee, writer, researcher, or independent contractor used, hired, employed, contracted or otherwise engaged by Sybari; and Individual shall keep in strictest confidence, both during the term of this agreement and subsequent to termination and/or expiration, and shall not during the period of the term of this agreement or thereafter disclose or divulge to any person, firm or corporation, or use directly or indirectly, for Individual's own benefit or the benefit of others, any information which in good faith and good conscience ought to be treated as Confidential Information including, without limitation, information relating to Products developed by Sybari, information as to sources of, and arrangements for information, databases, software, development products, employees, or contractors used, hired, employed, contracted or otherwise engaged by Sybari, or supplied to customers or clients of Sybari, submission and proposal procedures of Sybari, customer or contact lists or any other Confidential Information.

15. SAVING PROVISION. Sybari and Individual agree and stipulate that the agreements and covenants not to compete and prohibitions for rendering services contained in the preceding paragraphs are fair and reasonable in light of all of the facts and circumstances of the relationship between Individual and Sybari. However, Individual and Sybari are aware and acknowledge that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of and not in derogation of the provisions of the preceding paragraphs, Sybari and Individual agree that in the event a court should decline to enforce the provisions of the preceding paragraphs, those paragraphs shall be deemed to be modified to restrict Individual's competition with Sybari and prohibitions of rendering services to the maximum extent, in time, scope and geography, which the court shall find enforceable; however, in no event shall the provisions of the preceding paragraph be deemed to be more restrictive to Individual than those contained therein.

16. INJUNCTIVE RELIEF. Individual acknowledges that disclosure of any Confidential Information or breach of any of the non-competitive covenants or agreements contained herein may give rise to irreparable injury to Sybari or clients of Sybari, which may be inadequately compensable in damages. Accordingly, Sybari or, where appropriate a client of Sybari, may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. Individual further acknowledges and agrees that in the event of the termination and/or expiration of this agreement, Individual's experience and capabilities are such that Individual can obtain employment in business activities which are of a different or non-competing nature with his or her activities as Individual of Sybari; and that the enforcement of a remedy hereunder by way of injunction shall not prevent Individual from earning a reasonable livelihood. Individual further acknowledges and agrees that the covenants contained herein are necessary for the protection of Sybari's legitimate business interests and are reasonable in scope and content.

17. ENFORCEABLE. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Individual against Sybari whether predicated on this Agreement or otherwise.

Sybari Software, Inc.                        Employee Confidentiality Agreement

18. GOVERNING LAW. The Agreement shall be construed in accordance with the laws of the State of New York. The parties consent to venue and jurisdiction in a court of competent jurisdiction in the county where Sybari's principal place of business is at the time of commencement of the lawsuit.

19. ASSIGNMENT. This agreement, and the performance obligations herein, can not be assigned by Individual.

20. EMPLOYMENT AT WILL. Unless Individual has a written contract for employment, for a definite term, signed by the President of Sybari, such Individual is employed by Sybari as an employee at will. Individual's employment by Sybari can be terminated by either Individual or by Sybari at any time, for any reason, or for no reason at all, except as may be otherwise proscribed by law. No representative of Sybari, with the exception of the President, regardless of his/her position with Sybari, has the authority to enter into any verbal or written employment agreement with Individual for a specific period of time.

21. GENERAL. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto. Any notice to be given under this Agreement shall be sufficient if it is in writing and is either personally given (or served) or sent by mail to Individual at his address as the same appears on the books and records of Sybari or to Sybari at its principal office, or otherwise as directed by Sybari, from time to time. The provisions of this Agreement relating to representations, warranties, indemnification, confidentiality, prohibitions of rendering services and non-competition shall survive expiration and/or termination, however caused. The paragraph headings contained herein are for convenience only and are not to be considered part of this Agreement where they may be in conflict with a specific term or condition contained herein.

      IN WITNESS WHEREOF, the parties have executed the foregoing agreement as of the date first above written.

Individual                            Sybari Software, Inc..

___________________                   By: ____________________
                                      Name:
                                      Title:
Date:                                 Date:

Sybari Software, Inc.                        Employee Confidentiality Agreement

                                    EXHIBIT H

                              REDEMPTION AGREEMENT

      This Redemption Agreement (this "Agreement") is dated as of the ___________________ day of March, 2001, by and among Sybari Software, Inc., a New York corporation (the "Company"), and the persons set forth on Schedule
1.1 as Investors (each an "Investor" and collectively the "Investors").

      As of the date of this Agreement, the Investors have purchased (i) an aggregate of 1,000,000 shares of Series A Redeemable Preferred Stock of the Company, par value $.01 per share, (the "Series A Preferred Stock") (ii) an aggregate of 50 shares of the Series B Convertible and Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"), which are convertible into shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and (iii) an aggregate of $15,000,000 of Subordinated Debentures of the Company (the "Debentures"), pursuant to a certain Securities Purchase and Redemption Agreement, dated the date hereof, by and among the Company, certain shareholders of the Company and the Investors (the "Purchase Agreement"). The shares of Series A Preferred Stock, the shares of Series B Preferred Stock, the Common Stock issuable upon conversion of the Series B Preferred Stock and any other Common Stock now owned or hereafter acquired by the Investors (together with any shares issued with respect thereto pursuant to any stock split, stock dividend or the like) are referred to herein as the "Shares." Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.

      In consideration of the execution and delivery of the Purchase Agreement and the agreements set forth below, the parties agree with each other as follows:

      1. Option to Sell Shares to Company. In the event the Company has not consummated a Liquidity Event on or prior to March 30, 2006, the Investors may, at their election, from and after March 30, 2006, require the Company to redeem pro rata from all Investors (i) on or after March 30, 2006 an amount equal to 50% of the aggregate number of the Shares outstanding as of such date and (ii) on or after March 30, 2007, an amount equal to the aggregate number of the Shares remaining outstanding as of such date. If any Investor elects to require the Company to redeem its Shares hereunder, such Investor shall notify the Company that it intends to offer to the Company any or all of the Shares then held by it for purchase by the Company. The Company shall promptly give notice of such intention to all other Investors who own Shares, and any Investor may, within ten (10) days of such notice, give the Company notice that it intends to offer to the Company any or all of the Shares then held by it. The Company shall repurchase all Shares so offered under this Agreement as set forth below. The option to sell Shares pursuant to this Section 1(a) shall be referred to as the "Option." For the purposes of this Redemption Agreement, the term "Liquidity Event" means any one (1) or more of the following: (i) the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary;
(ii) a sale, merger, or similar transaction involving the Company, as the result of which those persons who held 100% of the voting stock of the Company immediately prior to such transaction do not hold more than 50% of the voting stock of the Company (or the surviving or resulting entity) after giving effect to such transaction; (iii) the sale of all or substantially all of the assets of the Company; or (iv) the consummation of the first public offering of securities of the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended, pursuant to which the aggregate public offering price of the shares sold by the Company equals or exceeds $50,000,000, the price per share of Common Stock equals or exceeds three (3) times the original purchase price of the Series B Preferred Stock and in which all of the Series A Preferred Stock has been redeemed and all amounts due and owing under the Debentures have been paid in full.

      2.    Price.

            (a) The price to be paid by the Company for each Share to be sold under the Option shall be the greater of (i) the sum of (X) the purchase price for such Share and (Y) any and all accrued but unpaid dividends on such Share, or (ii) the fair market value thereof, as of the date of such proposed repurchase, as agreed upon in good faith by the Company and the Representative (who shall be a person selected by the Investors owning a majority of the Shares to be redeemed hereunder and who shall be hereinafter referred to as the "Representative"), taking into account, in valuing such Shares, all relevant facts and circumstances; provided, however, that there shall be no discount to reflect the fact that the Shares are illiquid or represent a minority interest in the Company. If no such agreement is reached within thirty (30) days after notice is given to the Company of the exercise of the Option, the fair market value shall be determined by appraisal as set forth below.

            (b)   All appraisals shall be undertaken by two (2) appraisers, one
(1) selected by the Board of Directors of the Company and one (1) selected by the Representative. No Director whose Shares are being appraised or who is affiliated with a person whose Shares are being appraised shall vote on the selection of the appraiser chosen by the Company. The fair market value shall be the fair market value arrived at by those appraisers within thirty (30) days following the appointment of the last appraiser to be appointed. In the event that the (2) two appraisers agree in good faith on such fair market value within such a period of time, such agreed value shall be used for these purposes. If the appraisers cannot agree but their valuations are within ten percent (10%) of each other, the fair market value shall be the mean of the two (2) valuations. If the appraisers cannot agree and the differences in the valuations are greater than ten percent (10%), the appraisers shall select a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the Shares shall be the average of the two
(2) fair market values arrived at by the appraisers who are closest in amount. If one (1) appraiser's valuation is the mean of the other two (2)valuations, such mean valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within ten (10) days following the end of the thirty (30) day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association in Boston, Massachusetts. If, following the final determination of the purchase price for the Shares, any Investor previously offering its Shares for repurchase shall choose not to sell any or all of its Shares, then such Investor shall so notify the Company within ten (10) days following receipt of the results of the appraisal. The expenses of the appraiser chosen by the Company will be borne by it, the expenses of the appraiser chosen by the Representative will be borne by those Investors exercising the Option, pro rata based on the number of Shares being redeemed, and the expenses of the third appraiser will be borne fifty percent (50%) by the Company and fifty percent (50%) by those shareholders exercising the Option pro rata based on the number of Shares being redeemed.

      3.    Payment.

            (a) Within twenty (20) days following either the agreement as provided above of the Company and the Representative concerning the fair market value of the Shares or the receipt of the results of the last of the appraisals referred to above, the Company shall purchase the Shares tendered to it at the price established by this Agreement (the "Redemption Price"), and the Investors exercising the Option shall deliver to the Company, upon receipt of payment therefor, the certificates for the Shares duly endorsed by them for transfer.

            (b) Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to repurchase any Shares to the extent such repurchase would violate applicable law; provided, however, that the Company shall use its best efforts to comply with such restriction. In the event a repurchase is delayed on account of the preceding sentence, it shall be made at the first time it would not violate such law and the Redemption Price shall bear interest at the rate of ten percent (10%) per annum, compounded annually, until such time as the redemption is completed. If on account of the first sentence of this subparagraph (b) the Company may purchase fewer than all of the Shares offered for redemption, the Company shall repurchase all Shares when permitted, allocated pro rata among those who requested that their Shares be redeemed, in proportion to the amount which would have been paid to such holder had all Shares as to which it requested redemption been redeemed. If on account of the first sentence of this subparagraph (b) the Company may purchase fewer than all of the Shares offered for redemption, the holders of the Shares not redeemed shall continue to receive the benefit of the rights and privileges afforded the Shares under the Purchase Agreement and the Related Agreements.

            (c) If pursuant to Section 3(b) the Company fails to repurchase all Shares as to which the Option has been exercised, the Company shall initiate a rights offering to its shareholders (the "Rights Offering"). The Rights Offering shall be comprised of Common Stock which shall be offered to the shareholders of the Company at a price per share equal to the fair market value thereof, as determined pursuant to Section 2, with a gross offering price equal to the amount remaining payable to the Investors for the Shares with respect to which the Option was exercised. All shareholders shall have the right to participate in the Rights Offering in proportion to the Shares owned by each, with a right of over-subscription. The Rights Offering shall be commenced within thirty (30) days after the date on which the Company is obligated to purchase Shares as to which the Option has been exercised, and shall remain open for a maximum of sixty (60) days. All proceeds of the Rights Offering shall be used to fund the purchase of Shares as to which the Option has been exercised.

            (d) Payment shall be made by check or wire transfer of funds to such bank account as each Investor shall direct.

      4. Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing signed by the party giving the notice and sent by telecopier, express delivery service, or regular or certified mail to the address specified in the Purchase Agreement.

      5. Entire Agreement. This Agreement and the agreements referred to herein constitute the entire agreement of the parties with respect to the matters contemplated herein. This Agreement and such other agreements supersede any and all prior understandings as to the subject matter of this Agreement.

      6. Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from Persons holding an aggregate of at least a majority of the Shares owned by the Investors.

      7. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

      8. General; Definitions. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts.

      9. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, with all the other provisions hereof continuing in full force and effect.

      10. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

                                  * * * * * *

                              SYBARI SOFTWARE, INC.

                              REDEMPTION AGREEMENT

                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as an instrument under seal as of the date for first above written.

                                      SYBARI SOFTWARE, INC.

                                      By:______________________________________
                                         Name:
                                         Title:

                                           INVESTORS:

                                      Summit Ventures V, L.P.

                                      By:  Summit Partners V, L.P.
                                           Its General Partner

                                           By:  Summit Partners, LLC
                                                Its General Partner

                                           By:
                                           ____________________________________
                                                 Member

                                      Summit V Companion Fund, L.P.

                                      By:  Summit Partners, V, L.P.
                                           Its General Partner

                                           By: Summit Partners, LLC
                                               Its General Partner

                                           By:
                                           ____________________________________
                                                 Member

                              SYBARI SOFTWARE, INC.

                              REDEMPTION AGREEMENT

                           COUNTERPART SIGNATURE PAGE

                                      Summit V Advisors Fund, L.P.

                                      By:  Summit Partners, LLC
                                           Its General Partner

                                           By:
                                           ____________________________________
                                                 Member

                                      Summit V Advisors Fund (QP), L.P.

                                      By:  Summit Partners, LLC
                                           Its General Partner

                                           By:
                                           ____________________________________
                                                 Member

                                      Summit Subordinated Debt Fund II, L.P.

                                      By:  Summit Partners SD II, LLC
                                           Its General Partner

                                           By:
                                           ____________________________________
                                                 Member

                                      Summit Investors III, L.P.

                                      By:  ____________________________________
                                           General Partner

                                  SCHEDULE 1.1

INVESTORS

Name and Address

Summit Ventures V, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Companion Fund, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Advisors Fund, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Advisors Fund (QP), L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit Subordinated Debt Fund II, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit Investors III, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

                                    EXHIBIT I

                              SYBARI SOFTWARE, INC.

March_____,2001

Summit Ventures V, L.P.
Summit V Companion Fund, L.P.
Summit V Advisors Fund, L.P.
Summit V Advisors Fund (QP), L.P.
Summit Subordinated Debt Fund II, L.P.
Summit Investors III, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

      Re:   Management Rights

Ladies and Gentlemen:

      This letter will confirm our agreement that effective upon your purchase of Senior Subordinated Debentures (the "Debentures"), in the aggregate principal amount of $15,000,000; 100,000 shares of the Series A Redeemable Preferred Stock (the "Series A Stock") and 50 shares of the Series B Convertible Redeemable Preferred Stock ("the Series B Stock") of Sybari Software, Inc. (the "Company") for so long as you hold any shares of the Series A Stock or any shares of the Series B Stock purchased by you on the date hereof, you shall be entitled to the following contractual management rights, in addition to the rights that you may be entitled to pursuant to the Securities Purchase and Redemption Agreement and the Related Agreements:

      (1) You shall be permitted to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will make itself available to meet with you at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

      (2) You may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

      (3) If and for so long as you do not have a representative on the Company's Board of Directors, the Company shall invite you to send your representative to attend in a nonvoting observer capacity all meetings of its Board of Directors and, in this respect, shall give your representative copies of all notices, minutes, consents, and other material that it provides to its Directors; provided, however, that the Company reserves the right to exclude your representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

      The rights described herein shall terminate and be of no further force or effect upon the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933 in connection with the firm commitment underwritten offering of its securities to the general public.

                                      Very truly yours.

                                      SYBARI SOFTWARE, INC.

                                      By:______________________________________

                                      Title:___________________________________

                                    EXHIBIT J

FIRPTA Certificate

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person and the transferee is acquiring a U.S. real property interest. To inform the Company that withholding of tax is not required from the cash redemption payment to be made to me, I hereby certify the following:

1.    I am not a nonresident alien for purposes of U.S. income taxation;

2. My U.S. taxpayer identifying number (Social Security Number or Employer Identification Number) is____________________________________; and

3.    My home address is:  ___________________
                           ___________________

I understand that this certification may be disclosed to the Internal Revenue Service by the Company and that any false statement I have made here could be punished by fine, imprisonment or both.

Under penalties of perjury I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete.

      (NOTE: The Company must retain this certification until the end of the fifth taxable year following the taxable year in which the transfer takes place. This certificate is furnished for the information of the transferee: the transferee should seek legal advice as to the effect of same.)

Other Requirements

I am enclosing executed copies of the following:

      (1) Stock Certificate representing tendered shares, duly endorsed for transfer

      (2) Stock Redemption Agreement

      (3) IRS Form W-9

      (4) Consent to Election under IRC Section 1362(e)(3)

Date:____________ ,2001

___________________________________________
(Please sign your name exactly as it appears below)

___________________________________________
Print Name
[Printed name per stock certificate]

                             SYBARI SOFTWARE, INC.

                                  SCHEDULE 1.1

                                                           Purchase Price and   Purchase Price and
                                      Principal Amount      Number of Shares     Number of Shares
                                      of Debentures to        of Series A          of Series B        Total Purchase
Name and Address                        be Purchased        Preferred Stock       Preferred Stock        Price
----------------                        ------------        ---------------       ---------------        -----
Summit Ventures V, L.P.                            ---        $   3,946,395         $  6,698,100      $ 10,644,495.00
c/o Summit Partners                                              789,279.00              33,4905
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Companion Fund, L.P.                      ---        $     659,910         $  1,120,040      $  1,779,950.00
c/o Summit Partners                                              131,982.00               5,6002
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Advisors Fund, L.P.                       ---        $      80,665         $    136,900      $    217,565.00
c/o Summit Partners                                               16,133.00               0.6845
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit V Advisors Fund (QP),                       ---        $     263,960         $    448,000      $    711,960.00
L.P.                                                              52,792.00               2.2400
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit Subordinated Debt Fund II,     $ 14,863,656.00                   ---         $  1,535.000      $ 16,398,656.00
L.P.                                                                                      7,6750
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts

Summit Investors III, L.P.            $     136,344.00        $      49,070         $     61,960      $    247,374.00
c/o Summit Partners                                                9,814.00               0.3098
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227
Attention: Thomas Roberts
Total Shares                                                      1,000,000                   50
Cost Per Share                                                $        5.00         $    200,000

        SCHEDULE 1.4 - REDEMPTION OF SHARE AND COMMON STOCK POST-CLOSING

                                                                                 #SHARES    #SHARES
                                              # SHARES             SHARE           PRE-      POST-
                                   CASH       REDEEMED           PERCENTAGE      CLOSING    CLOSING
                                   ----       --------           ----------      -------    -------
Robert Wallace             $  6,500,000.00       13                  26%           43         30

Tobias Berman              $  9,000,000.00       18                  36%           56         38

Gregory Tetrault           $  6,500,000,00       13                  26%           52         39

Patrick FitzMaurice        $  3,000,000.00        6                  12%           20         14
                           ---------------       --                 ---           ---        ---
Total:                     $ 25,000,000.00       50                 100%          171        121

      SCHEDULE 1.6 - CONTRIBUTION PERCENTAGES FOR NON-FOUNDER OPTION SALES

Principal Shareholders                   Contribution Percentage
----------------------                   -----------------------
1. Tobias Berman                               50%
2. Robert Wallace                              25%
3. Gregory Tetrault                            25%

                  SCHEDULE 1.7 - OUTSTANDING SHAREHOLDER LOANS

As of the Closing Date, the following is a listing of loans from the Company to shareholders which shall be paid off in accordance with Section 1.7 of the Agreement.

Shareholder                                Amount of Outstanding Loan
-----------                                --------------------------
Robert Wallace                                     $ 834,402.00
Tobias Berman                                         71,938.00
                                                   ------------
Total:                                               906,340.00